Exhibit 10.1

EXECUTION VERSION

NOTES PURCHASE AGREEMENT

THIS NOTES PURCHASE AGREEMENT (this “Agreement”), dated as of May 20, 2019, is entered into by and between Eastman Kodak Company, a New Jersey corporation (“Company”), and each of the purchasers listed on Schedule 1 hereto (the“Schedule of Purchasers”), their successors and/or assigns (each individually, a “Purchaser” and collectively, the “Purchasers”).

A. Company and each Purchaser is executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the 1933 Act, and the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. Company has authorized a new series of secured convertible promissory notes, in the aggregate original principal amount of $100.0 million, substantially in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of Common Stock (as defined below), upon the terms and subject to the limitations and conditions set forth in such Notes.

C. At the Closing (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, to be dated as of the Closing Date (as defined below), in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D. This Agreement, the Notes, the Registration Rights Agreement, the Security Agreement (as defined below), the Intercreditor Agreement, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents.”

Certain capitalized terms used herein are defined in Attachment 1 hereto and incorporated herein by reference.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and each Purchaser hereby agree as follows:

1. Purchase and Sale of Securities.

1.1 Purchase of Securities. Company shall issue and sell to each Purchaser and each Purchaser severally, but not jointly, agrees to purchase from Company on the Closing Date (as defined below), a Note in the original principal amount as is set forth opposite such Purchaser’s name in column 3 on the Schedule of Purchasers, duly executed on behalf of Company and registered in the name of such Purchaser or its designee. In consideration thereof, Purchaser shall pay the Purchase Price (as defined below) to Company.

1.2 Form of Payment. On the Closing Date (as defined below), each Purchaser shall pay or cause to be paid the Purchase Price set forth opposite such Purchaser’s name in column 4 on the Schedule of Purchasers (the “Purchase Price”), to Company via wire transfer of immediately available funds against delivery of a Note to such Purchaser.

1.3 Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Notes pursuant to this Agreement (the “Closing Date”) shall be May 24, 2019, or another mutually agreed upon date, which shall be a Business Day. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004.

1.4 Collateral for the Note. The Notes, together with Company’s obligations under the Transaction Documents, shall be guaranteed by certain subsidiaries of the Company, and secured by certain collateral of the Company and such subsidiaries, as set forth in that certain Security Agreement substantially in the form attached hereto as Exhibit C (the “Security Agreement”). The parties acknowledge and agree that the collateral covered by the Security Agreement is currently encumbered by a lien in favor of Bank of America, N.A. (“BAML”), as administrative and collateral agent for the secured parties under that certain Amended and Restated Security Agreement, dated as of May 26, 2016 (as amended and restated, supplemented or otherwise modified from time to time, the “ABL Agreement”) among Company, the lenders party thereto from time to time and BAML, as administrative and collateral agent, and that such security interest of BAML shall constitute a “Permitted Lien” under the Security Agreement.

2. Purchaser’s Representations and Warranties. Each Purchaser represents and warrants to Company that as of the Closing Date:

2.1 such Purchaser is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into and consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder;

2.2 each of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby have been duly and validly authorized by such Purchaser and all necessary actions have been taken;

2.3 the Transaction Documents to which it is a party have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

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2.4 the execution and delivery by such Purchaser of the Transaction Documents to which it is a party and the consummation by such Purchaser of the other transactions contemplated by such Transaction Documents do not and will not conflict with or result in a breach by such Purchaser of any of the terms or provisions of, or constitute a default under (i) such Purchaser’s organizational documents, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Purchaser is a party or by which it or any of its properties or assets are bound, or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over such Purchaser or any of its properties or assets;

2.5 such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act;

2.6 such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities;

2.7 such Purchaser is acquiring the Securities, as principal for its own account and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the 1933 Act or any applicable state securities law and has no present intention of distributing any of the Securities in violation of the 1933 Act, or any applicable state securities law;

2.8 such Purchaser understands that except as provided in the Registration Rights Agreement (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) such Purchaser shall have delivered to Company (if requested by Company) an opinion of counsel, in a form reasonably acceptable to Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from registration, or (c) such Purchaser provides Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities will be required to provide Company with any notice thereof or otherwise make any delivery to Company pursuant to this Agreement or any other Transaction Document;

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2.9 such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the Securities, has so evaluated the merits and risks of such investment, and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Securities;

2.10 such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

2.11 such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents and Company’s filings with the SEC and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Company concerning the transactions contemplated by the Transaction Documents and the merits and risks of investing in the Securities; (ii) access to information about Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;

2.12 such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser’s knowledge, any other general solicitation or general advertisement; and

2.13 neither Company nor any of its officers, directors, shareholders, members, managers, employees, agents or representatives has made any representations or warranties to any Purchaser or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, such Purchaser is not relying on any representation, warranty, covenant or promise of Company or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents.

3. Company’s Representations and Warranties. Company represents and warrants to Purchaser that as of the Closing Date:

3.1 Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted;

3.2 Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

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3.3 immediately prior to the Closing, the authorized capital of the Company consists of (i) 500,000,000 shares of Common Stock, of which 31,497,850 will be reserved for issuance pursuant to the terms of this Agreement, and (ii) and 60,000,000 shares of preferred stock (the “Preferred Stock”). As of May 16, 2019, there were 43,000,688 shares of Common Stock issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. As of May 16, 2019 the Company held 627,254 shares of Common Stock in its treasury. As of May 16, 2019, there were 2,000,000 shares of Preferred Stock issued and outstanding and designated as Series A Preferred Stock;

3.4 Company has registered its Common Stock under Section 12(b) of the 1934 Act, and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act;

3.5 each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken;

3.6 the Transaction Documents have been or will be at Closing, duly executed and delivered by Company and constitute the legal, valid and binding obligations of Company enforceable in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws;

3.7 the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (i) Company’s formation documents or bylaws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets;

3.8 assuming the accuracy of the representations of the Purchasers in Section 2 hereof, no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Purchaser in accordance with the Transaction Documents or the entering into of the Transaction Documents, except with respect to compliance with any applicable rules of the New York Stock Exchange (“NYSE”) and applicable New Jersey laws;

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3.9 assuming the accuracy of the representations of the Purchasers in Section 2 hereof, all consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by Company and each Grantor (as defined in the Security Agreement) of the Transaction Documents and the transactions contemplated thereby (other than the Shareholder Approval, and any consents, permits and approvals required to effect the registration requirements under the Registration Rights Agreement) have been duly obtained and are in full force and effect, except as would not, individually or in the aggregate, have material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Company and its consolidated subsidiaries taken as a whole.

3.10 none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

3.11 Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension;

3.12 Company and its subsidiaries conduct their business in accordance with all applicable Laws and none of the Company or its subsidiaries is in violation of any such Law, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect;

3.13 there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents;

3.14 neither Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the 1933 Act) in connection with the offer or sale of the Securities;

3.15 (i) none of Company or any of its affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would (a) require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or (b) cause this offering of Securities to require approval of shareholders of Company for the purposes of the 1933 Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Company are listed or designated for quotation, except the Shareholder Approval contemplated hereby, and (ii) other than as set forth in the Registration Rights Agreement, none of Company, its affiliates nor any person acting on their behalf will take any action or steps that would require registration of the issuance of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of Company;

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3.16 Company understands and acknowledges that its obligations to issue the Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of Company;

3.17 when issued upon conversion of a Note in accordance with the terms of such Note, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance of any kind (other than as may be granted by or in respect of the applicable Purchaser);

3.18 the Common Stock shall be listed or quoted for trading on NYSE;

3.19 no Purchaser nor any of its officers, directors, shareholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of each Purchaser or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents;

3.20 since December 31, 2018, there have been no events or circumstances of any kind that have had or would, individually or in the aggregate have a Material Adverse Effect; provided that no event or circumstance disclosed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, nor any events or circumstances occurring in connection with the FPD Sale shall be deemed to result or have resulted in a Material Adverse Effect; and

3.21 no “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the 1933 Act (a “Disqualification Event”) is applicable to Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii) to (iv) or (d)(3) is applicable.

4. Additional Agreements.

4.1 Information Statement. In connection with its receipt of the approval of the shareholders of Company (i) holding a majority of the issued and outstanding shares of Common Stock to permit the issuance and conversion of all the Notes into shares of Common Stock, as required by the rules of NYSE and (ii) constituting holders of a majority of the issued and outstanding shares of Common Stock not beneficially owned by the Purchasers, as required by New Jersey law (the “Shareholder Approval”), Company covenants and agrees, as promptly as reasonably practicable following the date hereof, to file a preliminary information statement on Schedule 14C, pursuant to Regulation 14C promulgated under the 1934 Act, with the SEC and thereafter, as promptly as reasonably practicable, to send a definitive information statement on Schedule 14C to all holders of Common Stock as of the record date for the Shareholder Approval (the “Record Date”). The right to convert Notes into Common Stock contemplated by the Shareholder Approval shall be effective 20 calendar days after the definitive information statement is sent to all holders of Common Stock as of the Record Date. Purchasers shall furnish to Company all information concerning the Purchasers required by the 1934 Act to be set forth in the Schedule 14C.

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4.2 Use of Proceeds. Company shall use the proceeds from the sale of the Securities to (i) refinance in full the total outstanding amounts under that certain senior secured first lien term credit agreement, dated as of September 3, 2013, among Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and to pay fees and expenses in connection with such refinancing and (ii) for general corporate purposes and working capital needs of Company and its subsidiaries.

4.3 DTC Eligibility. To the extent that the Company receives a written request from the Purchasers at any time within the period that is thirty (30) days following the Closing Date, the Company agrees to cooperate in good faith and use commercially reasonable efforts to (i) effect mutually acceptable amendments to the Notes designed to permit, and work with the Purchasers to take any other actions reasonably necessary to cause the Notes to be deposited in book-entry form by or on behalf of the Company and registered in the name of Cede & Co, as nominee of DTC, and (ii) facilitate eligibility of the Notes for clearance and settlement through DTC.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Purchaser at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions; provided, that these conditions are for Company’s sole benefit and may be waived by Company at any time in its sole discretion:

5.1 Each Purchaser shall have executed this Agreement, the Registration Rights Agreement and each of the other Transaction Documents to which it is a party and delivered the same to Company.

5.2 Each Purchaser shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

5.3 The representations and warranties of each Purchaser set forth in Section 2 shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

5.4 No order of any court, arbitrator or governmental or regulatory authority of competent jurisdiction or other applicable law shall be in effect which makes the Closing illegal, restrains, enjoins or otherwise prohibits or prevents or purports to prohibit or prevent the Closing.

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6. Conditions to Purchaser’s Obligation to Purchase. The obligation of each Purchaser hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions; provided, that these conditions are for each Purchaser’s sole benefit and may be waived by each Purchaser at any time in its sole discretion:

6.1 Company shall have executed this Agreement, the Note, and the Security Agreement and delivered the same to each Purchaser.

6.2 Company shall have delivered to each Purchaser a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit D acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

6.3 The representations and warranties of Company set forth in Section 3 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Company at or prior to the Closing Date.

6.4 Company shall have delivered to each Purchaser fully executed copies of such other Transaction Documents reasonably requested by the Purchasers or their counsel prior to the Closing Date.

6.5 Company shall have delivered to each Purchaser a fully executed copy of the Voting and Support Agreement entered into by and among the Company and the holders of a majority of the Company’s Common Stock not beneficially owned by the Purchasers, in connection with the Shareholder Approval.

6.6 Company shall have paid all fees, expenses and other amounts due and payable on the Closing Date (which in the case of Purchasers, shall be limited to reimbursement to the Purchasers of 50% of the reasonable and documented fees and expenses of LockeLord LLP, counsel to the Purchasers in respect of the entry into the Transaction Documents) under each Transaction Document, to the extent invoiced at least one (1) Business Day prior to the Closing Date.

6.7 The Purchasers shall have received the following documents and instruments (each in form and substance reasonably satisfactory to the Purchasers):

a) properly completed UCC financing statements and other filings and documents required by law or the Transaction Documents to provide the collateral agent (for the benefit of the Purchasers) with perfected liens in the Collateral (as defined in the Security Agreement);

b) copies of customary UCC, tax lien, judgment and bankruptcy search reports with respect to the Company and each other Grantor (as defined in the Security Agreement);

c) a payoff letter in form and substance reasonably acceptable to the Purchasers, evidencing repayment in full of the Prior Debt and release of all liens granted in connection therewith, subject to application of the net proceeds from the issuance of the Notes to such prepayment;

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d) copies of the ABL Agreement and all amendments thereto (including, without limitation, an amendment to the ABL Agreement dated as of or prior to the Closing Date, permitting the issuance of the Notes and related matters), certified by a senior financial officer of the Company as being true, correct and complete;

e) a customary legal opinion of each of (A) Sullivan & Cromwell LLP, special New York counsel for the Company, (B) Day Pitney LLP, New Jersey counsel for the Company and (C) the general counsel of the Company, with respect to the Company and each other Grantor (as defined in the Security Agreement) as applicable;

f) a certificate of a senior financial officer of the Company who is familiar with the historical and current financial condition of the Company and each subsidiary thereof and has reviewed the financial information and projections with respect thereto, certifying as to the solvency of the Company and its subsidiaries on a consolidated basis, both before and after giving effect to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents on the Closing Date; and

g) for Company and each other Grantor, such Person’s (A) charter (or similar formation document), certified by the Secretary of State of such entity’s jurisdiction of formation, (B) good standing certificates in its state of incorporation (or formation) and in each such entity’s jurisdiction of formation, (C) bylaws or limited liability company agreement (or similar governing document), (D) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby, and (E) incumbency certificates of its officers executing any of the Transaction Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification; and

6.8 Company shall have delivered to each Purchaser a certificate of a senior financial officer of the Company certifying that after giving effect to the consummation transactions contemplated by the this Agreement and the other Transaction Documents on the Closing Date (a) the representations and warranties of the Company and any other Grantor (as defined in the Security Agreement) contained in the Transaction Documents shall be true, correct and complete in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects); provided that any representation or warranty as of a specific date shall only be true or correct in all material respects as of such date, and (b) no Event of Default (as defined in the Notes) shall have occurred and be continuing.

7. Reservation of Shares. From and after the date of receipt of the Shareholder Approval, the Company will reserve shares of Common Stock from its authorized and unissued Common Stock in such amount as may then be required to provide for all issuances of Common Stock under the Notes (the “Share Reserve”). Company shall further require the Transfer Agent to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of the Purchasers and to issue the corresponding shares to each Purchaser promptly upon such Purchaser’s delivery of a conversion notice under a Note. Finally, Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Notes to the Purchasers out of its authorized and unissued shares, and not the Share Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Share Reserve.

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8. Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 8 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

8.1 Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. For any suit, action or other proceeding arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Transfer Agent and Company, such litigation specifically includes, without limitation, any action between or involving Company and the Transfer Agent under the TA Letter or otherwise related to Purchaser in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to any Purchaser for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to any Purchaser for any reason) outside of the state courts of New York or the United States District Court for the Southern District of New York, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper or that the Transaction Documents or the subject matter thereof may not be enforced in or by such court. Finally, Company covenants and agrees to name each Purchaser as a party in interest in, and provide written notice to each Purchaser in accordance with Section 8.8 below prior to bringing or filing, any action (including, without limitation, any filing or action against any person or entity that is not a party to this Agreement, including without, limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation, any action brought by Company to enjoin or prevent the issuance of any shares of Common Stock to each Purchaser by the Transfer Agent, and further agrees to timely name each Purchaser as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 8.1 are material terms to induce each Purchaser to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 8.1, each Purchaser would not have entered into the Transaction Documents.

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8.2 Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, Company recognizes that in the event that it or any subsidiary fails to perform, observe, or discharge any or all of its or such subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Purchasers. Company therefore agrees that the Purchasers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

8.3 Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.4 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.5 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.6 Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and the Purchasers, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and the Purchasers, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

8.7 Amendments and Waivers. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

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8.8 Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third calendar day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third calendar day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Eastman Kodak Company

Attn: General Counsel

343 State Street

Rochester, New York 14650

Tel.: 585-724-4000

Fax: 585-724-1089

Email: roger.byrd@kodak.com

With a copy to (which copy shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10005

Attn: S. Neal McKnight

Fax: 212-558-3588

Email: mcknightn@sullcrom.com

If to a Purchaser:

To the address set forth opposite such Purchaser’s name on Schedule I hereto, with a copy (which copy shall not constitute notice) to its legal representative, at the legal representative address set forth opposite such Purchaser’s name on Schedule I hereto.

8.9 Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by each Purchaser hereunder may not be assigned by a Purchaser, in whole or in part, without the Company’s prior written consent. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the Purchasers.

8.10 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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8.11 Survival. The representations and warranties of Company and the Purchasers contained in or made pursuant to this Agreement shall not survive the Closing or termination of this Agreement. Company agrees to indemnify and hold harmless each Purchaser and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.13 Purchasers’ Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Purchaser may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Purchaser may deem expedient.

8.14 Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.15 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.16 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Purchasers and Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASERS:

C2W PARTNERS MASTER FUND LIMITED

By: Southeastern Asset Management, Inc., Acting as Investment Advisor

By:	/s/ Andrew R. McCarroll
	Name:	Andrew R. McCarroll
	Title:	General Counsel

LONGLEAF PARTNERS SMALL-CAP FUND

By: Southeastern Asset Management, Inc., Acting as Investment Advisor

By:	/s/ Andrew R. McCarroll
	Name:	Andrew R. McCarroll
	Title:	General Counsel

DESERET MUTUAL PENSION TRUST

By: Southeastern Asset Management, Inc., Acting as Investment Advisor

By:	/s/ Andrew R. McCarroll
	Name:	Andrew R. McCarroll
	Title:	General Counsel

[Signature Page to Notes Purchase Agreement]

COMPANY:

EASTMAN KODAK COMPANY.

By:	/s/ David E. Bullwinkle
Name: David E. Bullwinkle
Title: Chief Financial Officer and Senior Vice President

[Signature Page to Notes Purchase Agreement]

ATTACHMENT 1

DEFINITIONS

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“ABL Agreement” has the meaning set forth Section 1.4 of this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“BAML” has the meaning set forth in Section 1.4 of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Closing” has the meaning set forth in Section 1.3 of this Agreement.

“Closing Date” has the meaning set forth in Section 1.3 of this Agreement.

“Common Stock” means (x) Company’s shares of common stock, $0.01 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Company” has the meaning set forth in the preamble to this Agreement.

“Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Notes.

“Disqualification Event” has the meaning set forth in Section 3.20 of this Agreement.

“FPD Sale” means the sale of assets constituting the Borrower’s “flexographic packaging division” in any one transaction or a series of transactions.

“GAAP” means the generally accepted accounting principles in the United States of America, as in effect from time to time.

“Intercreditor Agreement” means the intercreditor agreement, dated as of the Closing Date, among BAML as representative with respect to the ABL Agreement, Wilmington Trust, National Association as representative with respect to the Notes, the Company and the grantors party thereto.

“Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, results of operations, assets, or financial condition of Company and its subsidiaries taken as a whole; provided, however, that none of the following, and no circumstance, development, effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: any effect, change, event or occurrence that results from or arises in connection with (A) changes in or conditions generally affecting the industry in which Company and its subsidiaries operate, (B) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (C) exchange rate conditions or fluctuations in any jurisdiction, (D) any failure, in and of itself, by Company and its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (E) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or man-made disaster, or any escalation or worsening of any of the foregoing, (F) any volcano, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake or other natural disaster, (G) the execution and delivery of the Transaction Documents or the public announcement or pendency of the transactions contemplated thereby, (H) any change, in and of itself, in the market price, credit ratings or trading volume of Company’s securities, (I) any change in GAAP (or authoritative interpretation thereof), including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board or applicable law, or (J) any action required to be taken by Company, or that Company is required to take or to cause one of its subsidiaries to take pursuant to the terms of the Transaction Documents (it being understood that the exceptions in clauses (D) and (H) shall not be taken into account in determining whether or not the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clauses (A) through (J) hereof) gives rise to a Material Adverse Effect); provided, that the exceptions in clauses (A), (B), (E) and (F) above shall not apply to the extent such circumstance, development, effect, change, event, occurrence or state of facts has a materially disproportionate impact on Company and its subsidiaries, taken as a whole, relative to other participants in the industry in which Company and its subsidiaries operate, or (2) the ability of Company and its subsidiaries to timely consummate the transactions contemplated by the Transaction Documents.

“Notes” has the meaning set forth in Recital (B) to this Agreement.

“NYSE” has the meaning set forth in Section 3.8 of this Agreement.

“Preferred Stock” has the meaning set forth in Section 3.3 of this Agreement.

“Prior Agreements” has the meaning set forth in Section 8.6 of this Agreement.

“Prior Debt” means all outstanding amounts under that certain Senior Secured First Lien Term Credit Agreement, dated as of September 3, 2013 (as amended, restated, amended and restated or otherwise modified from time to time), among Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

“Purchase Price” has the meaning set forth in Section 1.2 of this Agreement.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Record Date” has the meaning set forth in Section 4.1 of this Agreement.

“Registration Rights Agreement” has the meaning set forth in Recital (C) to this Agreement.

“Rule 144” has the meaning set forth in Section 2.8 of this Agreement.

“SEC” has the meaning set forth in Recital (A) to this Agreement.

“Security Agreement” has the meaning set forth in Section 1.4 of this Agreement.

“Securities” means the Notes and the Conversion Shares.

“Share Reserve” has the meaning set forth in Section 7 of this Agreement.

“Shareholder Approval” has the meaning set forth in Section 4.1 of this Agreement.

“TA Letter” has the meaning set forth in Section 6.2 of this Agreement.

“Transaction Documents” has the meaning set forth in Recital (D) to this Agreement.

“Transfer Agent” has the meaning set forth in Section 6.2 of this Agreement.

SCHEDULE 1

SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(4)	(5)
Purchaser	Purchase Price	Original Principal Amount of Notes	Address and Facsimile Number	Legal Representative’s Address and Facsimile Number
Longleaf Partners Small-Cap Fund	$93,215,000	$93,215,000	c/o Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900, Memphis, TN 38119 Attention: Andrew R. McCarroll Email: amccarroll@SEasset.com Facsimile: (901) 260-0885	LockeLord LLP Brookfield Place, 200 Vesey Street, 20th Floor New York, NY 10281 Attn: Robert Evans Email: robert.evans@lockelord.com Facsimile: 212-303-2754
C2W Partners Master Fund Limited	$5,000,000	$5,000,000	c/o Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900, Memphis, TN 38119 Attention: Andrew R. McCarroll Email: amccarroll@SEasset.com Facsimile: (901) 260-0885	LockeLord LLP Brookfield Place, 200 Vesey Street, 20th Floor New York, NY 10281 Attn: Robert Evans Email: robert.evans@lockelord.com Facsimile: 212-303-2754
Deseret Mutual Pension Trust	$1,785,000	$1,785,000	c/o Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900, Memphis, TN 38119 Attention: Andrew R. McCarroll Email: amccarroll@SEasset.com Facsimile: (901) 260-0885	LockeLord LLP Brookfield Place, 200 Vesey Street, 20th Floor New York, NY 10281 Attn: Robert Evans Email: robert.evans@lockelord.com Facsimile: 212-303-2754

TOTAL	$100,000,000	$100,000,000

EXHIBIT A

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE BEING ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER AT 343 STATE STREET, ROCHESTER NEW YORK 14650.

SECURED CONVERTIBLE PROMISSORY NOTE

Effective Date: [•], 2019	U.S. $[•]

FOR VALUE RECEIVED, EASTMAN KODAK COMPANY, a New Jersey corporation (“Company”), promises to pay to [•], a [•], or its successors or assigns (“Holder”), $[•] and any interest (including any default interest), fees and charges, accrued hereunder on the Maturity Date in accordance with the terms set forth herein.

This Secured Convertible Promissory Note (this “Note”) is issued and made effective as of May [•], 2019 (the “Effective Date”). This Note is one of a series issued pursuant to that certain Notes Purchase Agreement dated May 20, 2019 (the “Purchase Agreement”), as the same may be amended from time to time, by and between Company, Holder and the other purchasers listed on Schedule 1 thereto (the “Other Holders”).

Certain capitalized terms used herein are defined in Attachment 1 hereto and incorporated herein by reference.

The purchase price for this Note shall be $[•] (the “Purchase Price”). The Purchase Price shall be payable by Holder by wire transfer of immediately available funds on the date hereof in accordance with the Purchase Agreement.

This Note is subject to the following additional provisions:

1. Payment; Prepayment.

1.1 Payment of Interest.

(a)

The Company shall pay interest on the Outstanding Balance at the rate of five (5) percent (5%) per annum (the “Interest Rate”) from the Effective Date until the Outstanding Balance is paid in full. Interest shall be payable in cash on each Conversion Date (as to that portion of the Outstanding Balance being converted) and on the Maturity Date; provided that (i) any interest payable by the Company on a Conversion Date (as to that portion of the Outstanding Balance being converted) may, at the election of the Company, be paid in the form of additional Conversion Shares (as defined below) at the then-applicable Conversion Rate and (ii) pending any such payment, interest shall accrue and not be payable and no interest shall be payable on accrued interest. All interest calculations hereunder shall be computed on the basis of a 365-day year and shall be payable in accordance with the terms of this Note. Interest will be paid to the person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

(b)	Upon the occurrence and during the continuance of any Event of Default, at the election of Holder by written notice to the Company, this Note shall bear interest at the Default Rate.

1.2 Payments Generally. All payments owing hereunder shall be in lawful money of the United States of America or to the extent provided for herein, in additional Conversion Shares, and delivered to Holder at the address or bank account furnished to Company for that purpose. All payments shall be applied first to (i) costs of collection, if any, then to (ii) fees and charges, if any, then to (iii) accrued and unpaid interest, and thereafter, to (iv) principal.

1.3 Prepayment. Notwithstanding the foregoing, in the event of a Fundamental Transaction, for a period of thirty (30) days immediately following the expiration of the Holder Fundamental Transaction Conversion Period (the “Fundamental Transaction Prepayment Election Period”), Company shall have the right but not the obligation to prepay all of the Outstanding Balance (less such portion of the Outstanding Balance for which Company has received a Holder Conversion Notice (as defined below) from Holder prior to commencement of the Fundamental Transaction Prepayment Election Period and where the applicable Conversion Shares have not yet been delivered) at par, plus accrued and unpaid interest thereon (the “Fundamental Transaction Prepayment Option”).

2. Security and Guarantees. This Note is guaranteed by certain subsidiaries of Company (the “Subsidiary Grantors”) and secured by certain assets of the Company and the Subsidiary Grantors pursuant to that certain Guarantee and Collateral Agreement dated as of even date herewith (the “Security Agreement”), executed by Company and the Subsidiary Grantors in favor of the Collateral Agent, encumbering certain property and assets of the Company and the subsidiaries of the Company party thereto, as more specifically set forth therein. The Holder hereby consents to the appointment of the Collateral Agent and agrees to be bound by and subject to the terms of the Security Agreement, and pursuant to the Security Agreement, each Holder of Notes has appointed the Collateral Agent to act in that capacity on behalf of the Secured Parties (as defined in the Security Agreement), on the terms provided therein. The Holder also hereby consents to the appointment of the Collateral Agent as Second Priority Representative under the Intercreditor Agreement.

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3. Registration of Transfers and Exchanges.

3.1 Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

3.2 Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

3.3 Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. Company Covenants. Following the Closing Date, and until all of Company’s obligations under all of the Transaction Documents are paid and performed in full (other than contingent obligations for which no claim has been made), or within the time frames otherwise specifically set forth below, Company will at all times comply with the following covenants:

4.1 Dividends and Distributions. Company shall not, directly or indirectly, (i) declare or pay any dividend or distribution (whether in cash, securities or other property) on, or (ii) redeem, repurchase or otherwise acquire, or pay or make any monies available for a sinking fund for, any Common Stock without the prior written consent of the Required Holders; provided that the foregoing limitations shall not apply to (x) redemptions, purchases or other acquisitions of shares of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of, or to, the Company or any of its subsidiaries; (y) an exchange, redemption, reclassification or conversion of any class or series of Common Stock for any class or series of Common Stock that ranks equal or junior to the applicable class or series of Common Stock; or (z) any dividend in the form of stock, warrants, options or other rights where the dividended stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to the applicable stock on which the dividend is being paid.

4.2 Additional Debt. Other than Permitted Debt, Company shall not, and shall not permit any of its subsidiaries to, enter into, create, incur or otherwise assume, any debt for borrowed money, without the prior written consent of the Required Holders, which consent shall not be unreasonably withheld, delayed or conditioned.

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4.3 Additional Liens. Other than Permitted Liens, Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly enter into, create, incur, assume or suffer to exist any Liens on or with respect to any of any of its property or assets now owned or hereafter acquired, to secure debt for borrowed money of the Company or any other person, without the prior written consent of the Required Holders.

4.4 Reporting.

(a)

So long as each Holder beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Company will timely file on the applicable deadline all reports required to be filed with the U.S. Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”), is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(b)

As soon as practicable and in any event within five (5) Business Days after the Company has knowledge of the occurrence of any Event of Default, Company shall furnish to Holder a statement of an officer of the Company setting forth details of such Event of Default and the action that the Company has taken and/or proposes to take with respect thereto.

(c)

The Company shall provide notice to the Holder within three (3) Business Days of the execution, delivery, or receipt by the Company of any material amendment, consent, waiver or modification to the ABL Agreement or any material agreement related thereto, along with copies of all such documents, agreements or instruments executed, delivered, or received in connection therewith.

4.5 Dispositions. The Company shall not Dispose of any assets, or permit any of its subsidiaries to dispose of any assets, in each case, without the prior written consent of the Required Holders, other than (i) as permitted pursuant to Section 5.02(e) of the ABL Agreement as in effect on the date hereof, and without regard to any amendment or waiver of such provisions hereafter and (ii) the disposition previously identified to the Holders as “Project Dragon”, provided, that no dispositions related to Project Dragon shall be permitted under this Note until such time as “Project Dragon” shall have been approved by the Board of Directors of the Company (including affirmative votes in favor therefor of Jeffrey D. Engelberg and R. Todd Bradley, or such successor directors agreed upon by the Company and Southeastern).

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5. Holder Optional Conversions.

5.1 Holder Conversions. Subject to Section 5.2 and Section 13 below, Holder has the right at any time after the Effective Date until the Outstanding Balance has been paid in full (other than during any Fundamental Transaction Prepayment Election Period), at its election, to convert (a “Holder Conversion”) all or any portion of the Outstanding Balance into shares (the shares received in each instance of conversion being referred to herein as “Conversion Shares”) of fully paid and non-assessable common stock, $0.01 par value per share (“Common Stock”), of Company as per the following conversion formula: the number of Conversion Shares equals the portion of the Outstanding Balance being converted (the “Conversion Amount”) divided by $1,000, and multiplied by the Conversion Rate.

5.2 Fundamental Transaction Conversions.

(a) Upon occurrence of a Fundamental Transaction, Holder has the right to convert all or any portion of the Outstanding Balance as follows: (i) at any time during a Holder Fundamental Transaction Conversion Period, Holder shall have the right to either (1) make a Holder Conversion pursuant to Section 5.1 above or (2) receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction; and (ii) following the expiration of a Holder Fundamental Transaction Conversion Period and the Fundamental Transaction Prepayment Election Period, in the event that the Company has not elected to exercise the Fundamental Transaction Prepayment Option as set forth in Section 1.3, Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any Alternate Consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction.

(b) In the event of a conversion pursuant to clause (a)(i)(2) or clause (a)(ii) above, the determination of the Conversion Rate shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Rate among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section

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pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of Holder, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion rate which applies the Conversion Rate hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion rate being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

5.3 Conversion Notices. Conversion notices in the form attached hereto as Exhibit A (each, a “Holder Conversion Notice”) may be effectively delivered to Company by any method set forth in the “Notices” section of the Purchase Agreement, and all Holder Conversions shall be cashless and not require further payment from Holder. Company shall deliver the Conversion Shares from any Holder Conversion to Holder in accordance with Section 10 below.

5.4 Conversion Rate. The Conversion Rate shall be 314.9785 shares of Common Stock per each $1,000 principal amount of Notes, as such rate may be adjusted as set forth in this Note (the “Conversion Rate”).

6. Mandatory Conversions.

6.1 The Company shall have the right, at its option, to cause all of the Outstanding Balance to be converted into Common Stock at the Conversion Rate then in effect, with the number of shares of Common Stock to be issued being equal to the Outstanding Balance divided by $1,000, and multiplied by the Conversion Rate, and with cash being paid in lieu of any fractional share pursuant to Section 13. The Company may exercise its right to cause a mandatory conversion pursuant to this Section 6 only if the Closing Sale Price of the Common Stock equals or exceeds 150% of the Conversion Price for at least 45 Trading Days (whether or not consecutive) in a period of 60 consecutive Trading Days, including the last Trading Day of such 60-day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Company issues a press release announcing the mandatory conversion as described in Section 6.2.

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6.2 To exercise the mandatory conversion right described in Section 6.1, the Company shall publish a press release on the Company’s website or through such other public medium as the Company may use at that time, prior to the open of business on the first Trading Day following any date on which the Company makes a conversion election pursuant to Section 6.1, announcing such a mandatory conversion and including the information specified in Section 6.3. The Company shall also give notice to the Holder pursuant to Section 20 hereof (not later than three Business Days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Outstanding Balance. The conversion date with respect to such mandatory conversion will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no later than 30 calendar days after the date on which the Company issues the press release described in this Section 6.2.

6.3 In addition to any information required by applicable law or regulation, the press release described in Section 6.2 shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each of the Notes; and (iii) that interest on the Notes will cease to accrue on the Mandatory Conversion Date.

6.4 On and after the Mandatory Conversion Date, interest shall cease to accrue on the Notes called for a mandatory conversion pursuant to this Section 6 and all rights of Holders of such Notes shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 9 and any accrued and unpaid interest.

7. Defaults and Remedies.

7.1 Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) (i) Company fails to pay any principal due under this Note when the same becomes due and payable, (ii) Company fails to pay any interest, fees, charges, or any other amount when due and payable hereunder and such failure is not cured within three (3) Business Days, or (iii) Company fails to pay fees, charges or any other amount when due and payable hereunder and such failure is not cured within three (3) Business Days after notice of such failure is given by the Holder to the Company; (b) Company fails to deliver any Conversion Shares in accordance with the terms hereof and such failure is not cured within three (3) Trading Days; (c) a receiver, trustee or other similar official shall be appointed over Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Company makes a general assignment for the benefit of creditors; (f) Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Company and is not dismissed within sixty (60) days; (h) (i) Company or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any term, covenant or agreement contained in Section 4 hereof (other than Section 4.4); or (ii) the Company or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any other covenant, obligation, condition or agreement of Company or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document, other than those specifically set forth in this Section 7.1 and Section 4 of

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the Purchase Agreement and such default or failure remains uncured for a period of ten (10) days after written notice to Company by Holder of such default or failure; (i) any representation, warranty or other statement made or furnished by or on behalf of Company or any pledgor, trustor, or guarantor of this Note to Holder herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (j) Company fails to maintain the Share Reserve and such failure continues for five (5) days after written notice to Company by Holder of such failure; (k) a final and non-appealable judgment is entered against Company or any of its property or other assets for more than $25,000,000 and such judgment shall remain unvacated, unbonded or unstayed for a period of sixty (60) days, unless otherwise consent to by Holder; (l) the Company fails to be DWAC Eligible at any time after the six (6) month anniversary of the Closing Date; (m) with respect to any debt for borrowed money of the Company or any of its subsidiaries (excluding the debt outstanding under this Note) that is outstanding in a principal amount of at least (i) $25,000,000 in the aggregate in the case of debt for borrowed money of the Company or any of its subsidiaries that are Domestic Subsidiaries and (ii) $50,000,000 in the aggregate in the case of debt for borrowed money of subsidiaries that are Foreign Subsidiaries, (1) the Company or any of its subsidiaries shall fail to pay any principal of or premium or interest on such debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in, or agreed to pursuant to the terms of, the agreement or instrument relating to such debt; or (2) any such debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such debt shall be required to be made, in each case prior to the stated maturity thereof; provided that in each case of sub-clauses (1) and (2) above, the Event of Default shall be deemed to have been cured if the Company enters into a waiver, amendment or extension with the requisite holders of such debt with respect to such failure or event or condition or such demand, acceleration or mandatory repurchase, prepayment, defeasance or redemption of such debt; and provided further that this clause (m) shall not apply to any of the following events: (1) any change of control offer made within 60 days after an acquisition with respect to the Company or an acquired business, and effectuated pursuant to the applicable debt instrument, (2) any default under debt of an acquired business if such default is cured, or such debt is repaid, within 60 days after the acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such debt, (3) mandatory prepayment requirements arising from the receipt of net cash proceeds from debt, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issuances or excess cash flow, (4) prepayments required by the terms of debt as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for taxes, increased costs, capital adequacy and other similar customary requirements and (5) any voluntary prepayment, redemption or other satisfaction of debt that becomes mandatory in accordance with the terms of such debt solely as the result of the Company or any subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction; or (n) any material provision of the Security Agreement or any material provision of any other Transaction Document shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing.

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7.2 Remedies. At any time and from time to time after Holder becomes aware of the occurrence of any Event of Default, the Required Holders may accelerate this Note by written notice to Company, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (c), (d), (e), (f) or (g) of Section 7.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash, without any written notice required by the Required Holders. For the avoidance of doubt, Holder may continue making Holder Conversions at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration as described herein, the Required Holders need not provide, and Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Required Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Required Holders at any time prior to payment hereunder and Holder shall have all rights as holder of the Note until such time, if any, as Holder receives full payment pursuant to this Section 7.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Required Holders may not commence or prosecute the enforcement of, any rights and remedies with respect to the Collateral, in each case, under any Transaction Document or pursuant to any applicable law, including, without limitation, the exercise of any rights of set-off, recoupment or credit bidding, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code (including credit bidding rights) or other similar creditors’ rights, bankruptcy, insolvency, reorganization or similar laws of any applicable jurisdiction, unless the Required Holders have requested the Collateral Agent to pursue such remedy. Nothing herein shall limit the right of the Required Holders to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Company’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

8. Certain Conversion Rate Adjustments. The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:

8.1 If the Company exclusively issues shares of Common Stock as a dividend or distribution on all shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Adjustment Effective Date of such share split or share combination, as the case may be;

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CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Adjustment Effective Date of such share split or share combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Adjustment Effective Date of such share split or share combination, as the case may be; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 8.1 shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Adjustment Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 8.1 is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

8.2 If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of its Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

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X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any increase made under this Section 8.2 shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to make such distribution, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted until the triggering events occur.

For purposes of this Section 8.2, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.

8.3 If the Company makes distributions to all or substantially all holders of its Common Stock consisting of shares of its capital stock, evidence of debt or other assets or properties, excluding:

(1) dividends or other distributions (including share splits), rights, options or warrants as to which an adjustment is effected in Section 8.1 or 8.2 above or in Section 8.4 below;

(2) dividends or other distributions covered by Section 8.4 below; and

(3) Spin-offs (as defined below) to which the provisions set forth below in this Section 8.3 shall apply,

the Conversion Rate shall be increased based on the following formula:

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where:

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

M = the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

F = the fair market value, as determined by the Board of Directors of the Company, of the portion of those assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock immediately prior to the open of business on the Ex-Date for such distribution.

Any increase pursuant to this Section 8.3 shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “F” (as defined above) is equal to or greater than “M” (as defined above), in lieu of the foregoing increase, Holder shall receive, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such distribution.

With respect to an adjustment pursuant to this Section 8.3 where there has been a payment of a dividend or other distribution of the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off) on a U.S. national securities exchange, which is referred to herein as a “Spin-off,” the Conversion Rate will be increased based on the following formula:

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where:

CR1 = the Conversion Rate in effect immediately after the open of business on the effective date for the Spin-off;

CR0 = the Conversion Rate in effect immediately prior to the open of business on the effective date for the Spin-off;

F = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date for the Spin-off (such period, the “Valuation Period”); and

MP = the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 8.3 will become effective immediately after the open of business on the day after the last day of the Valuation Period. For purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days commencing on the effective date for any Spin-off, references within the portion of this Section 8.3 related to Spin-offs to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-off to, but excluding, the relevant Conversion Date.

8.4 If the Company makes any cash dividend or distribution to all or substantially all holders of its Common Stock, the Conversion Rate will be increased based on the following formula:

where,

CR0 = the applicable Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or other distribution;

CR1 = the applicable Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or other distribution;

SP0 = the average of the Closing Sale Prices of the Company’s Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or other distribution; and

C = the amount in cash per share the Company pays or distributes to holders of its Common Stock.

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An adjustment on the Conversion Rate made pursuant to Section 8.4 shall become effective immediately after the close of business on the Record Date for the applicable dividend or other distribution. If any dividend or other distribution described in this Section 8.4 is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or other distribution had not been declared.

If “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, the Holder shall receive, at the same time and upon the same terms as holders of the Company’s Common Stock, the amount of cash that Holder would have received if such Holder owned a number of shares of the Company’s Common Stock equal to the applicable Conversion Rate in effect immediately prior to the close of business on the Record Date for such cash dividend or other distribution.

8.5 If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

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SP1 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 8.5 shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references within this Section 8.5 to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.

In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. For the avoidance of doubt, this Section 8.5 shall not apply if the Company otherwise acquires shares of Common Stock, including, but not limited to, through an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act or through an “accelerated share repurchase” on customary terms.

8.6 Without limiting any provision hereof, if the Company at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if the Company at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8.6 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8.6 occurs during the period that a Conversion Rate (as defined below) is calculated hereunder, then the calculation of such Conversion Rate shall be adjusted appropriately to reflect such event.

8.7 In addition to those adjustments required by Section 8.1 through Section 8.6, and to the extent permitted by applicable law and subject to the applicable rules of the NYSE, the Company from time to time may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law if the increase is irrevocable during that period and the Board of Directors of the Company determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion

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Rate is increased pursuant to any of the preceding two sentences, the Company shall mail to the Holder at its last address appearing on the Note Register of the Company a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

8.8 Calculations. All calculations and other determinations under the foregoing Section 8.1 through Section 8.6 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. No adjustment to the Conversion Rate shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock. The Company shall not take any action that would result in the Conversion Price being less than the par value (if any) of the Common Stock without giving effect to the previous sentence.

9. No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether voluntary or mandatory, of the Notes. Instead, the Company will make a cash payment to each Holder of the Notes that would otherwise be entitled to a fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

10. Method of Conversion Share Delivery. On or before the close of business on the fifth (5th) Trading Day following the date of delivery of a Holder Conversion Notice (the “Delivery Date”), Company shall, provided it is DWAC Eligible at such time and such Conversion Shares are eligible for delivery via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Holder in the applicable Holder Conversion Notice. If Company is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall deliver to Holder or its broker (as designated in the Holder Conversion Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Holder shall be entitled, registered in the name of Holder or its designee. For the avoidance of doubt, Company has not met its obligation to deliver Conversion Shares by the Delivery Date unless Holder or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Company or its transfer agent refuses to deliver any Conversion Shares without a restrictive securities legend to Holder on grounds that such issuance is in violation of Rule 144, Company shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Holder with a restricted securities legend, but otherwise in accordance with the provisions of this Section 10. In conjunction therewith, Company will also deliver to Holder a written explanation from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144; provided, Holder acknowledges that any Conversion Shares issued prior to the six (6) month anniversary of the Closing Date will bear a restrictive securities legend, and Company shall have no obligation to deliver any such opinion letter for any Conversion occurring prior to the six (6) month anniversary of the Closing Date.

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11. Conversion Delays. If Company fails to deliver Conversion Shares in accordance with the timeframe stated in Section 10, Holder may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Effective Date for purposes of determining the holding period under Rule 144).

12. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Company shall not effect any conversion of this Note requested by Holder, and Holder shall not have the right to convert any portion of this Note, and shall not deliver a Holder Conversion Notice, to the extent that after giving effect to such conversion would cause Holder (together with its affiliates) to beneficially own a number of shares exceeding the number of shares of Common Stock permitted to be acquired by the Holder pursuant to the Shareholder Agreement (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the Exchange Act.

13. Shareholder Approval. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Company and Holder agree that until the Company has obtained the approval of the issuance of the Notes, the conversion features of the Notes and the issuance of the Conversion Shares as provided herein by those shareholders of the Company who as of the relevant Record Date (i) hold of record at least a majority of the issued and outstanding Common Stock and (ii) constitute the holders of at least a majority of the issued and outstanding Common Stock not beneficially owned by any of the holders of the Notes (collectively, the “Shareholder Approval”), the Notes shall not be convertible into shares of Common Stock and Holder shall not submit any Holder Conversion Notice. The Company shall notify Holder in writing when Shareholder Approval has been obtained.

14. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel.

15. Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place and rate and in the currency herein prescribed. This Note is a direct debt obligation of the Company.

16. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

17. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

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18. Amendments; Waivers. The prior written consent of each of the parties hereto shall be required for any amendment to, or waiver of any provision of, this Note. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

19. Assignments. Neither party may assign or transfer this Note or any interest herein without the prior written consent of the other party hereto (and any purported transfer without such consent shall be null and void). If at the time of any transfer of this Note or any shares of Common Stock issued upon conversion of this Note, the transfer of such Securities shall not be either (a) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (b) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that Holder or transferee, as the case may be, to comply with the transfer restrictions set forth on the restrictive legend on the face of such Security. Any assignee or transferee of Holder who acquires this Note in accordance with the terms hereof shall be deemed to be the “Holder” hereunder and shall be deemed to have agreed to be bound by the terms of this Note as “Holder”.

20. Accession to Security Agreement. Any assignee or transferee of Holder who acquires this Note in accordance with the terms hereof, shall accede to the Security Agreement and shall enter into such documentation as may reasonably be required by the Collateral Agent and the Company to evidence such person’s accession to the Security Agreement.

21. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

22. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Company and Holder to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

23. Intercreditor Agreement. Reference is made to the Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Note and the Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Note or the Security Agreement and the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall control.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Company has caused this Note to be duly executed as of the Effective Date.

COMPANY:

EASTMAN KODAK COMPANY.

By:
Name:
Title:

ACKNOWLEDGED, ACCEPTED AND AGREED:

HOLDER:

[•]

By:
Name:
Title:

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

“ABL Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 26, 2016 (as amended and restated, supplemented or otherwise modified from time to time) among the Company, the lenders party thereto from time to time and Bank of America, N.A., as administrative and collateral agent.

“Adjustment Effective Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

“Alternate Consideration” has the meaning set forth in Section 5.2(a) of this Note.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Holder and reasonably satisfactory to Company).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Closing Date” means May [•], 2019.

“Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Agent” means Wilmington Trust, National Association, as collateral agent (in such capacity, together with any successors and assigns) under the Security Agreement.

“Common Stock” has the meaning set forth in Section 5.1 of this Note.

Attachment 1 to Convertible Promissory Note, Page 1

“Company” has the meaning set forth in the preamble to this Note.

“Conversion” means a Holder Conversion under Section 5.

“Conversion Amount” has the meaning set forth in Section 5.1 of this Note.

“Conversion Date” means with respect to any Holder Conversion, the date on which a Conversion shall be effected as set forth in the applicable Holder Conversion Notice, and with respect to any mandatory conversion pursuant to Section 6, the Mandatory Conversion Date.

“Conversion Price” means an amount equal to $1,000 divided by the Conversion Rate.

“Conversion Rate” has the meaning set forth in Section 5.4 of this Note.

“Conversion Shares” has the meaning set forth in Section 5.1 of this Note.

“Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Holder Conversion Notice multiplied by the Closing Sale Price of the Common Stock on the Delivery Date for such Holder Conversion.

“Default Rate” means, at any time, the Interest Rate plus two percent (2%).

“Delivery Date” has the meaning set forth in Section 10 of this Note.

“Disposition” or “Dispose” means the sale, transfer, exclusive license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of related transactions, of any property (including any equity interests) by any person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable; provided, that, for the avoidance of doubt, an issuance of equity interests is not a Disposition; provided, further, for the avoidance of doubt, that a non-exclusive license of intellectual property in the ordinary course of business shall be deemed not to be a Disposition.

“Domestic Subsidiary” means any subsidiary of the Company organized under the laws of the United States of America or any state thereof or the District of Columbia.

“DTC” means the Depository Trust Company or any successor thereto.

“DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

“DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

“DWAC Eligible” means that (a) Company’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Company has been approved (without revocation) by DTC’s underwriting department; (c) Company’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC other than due to the actions or status of Holder; and (e) Company’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

Attachment 1 to Convertible Promissory Note, Page 2

“Effective Date” has the meaning set forth in the preamble to this Note.

“Event of Default” has the meaning set forth in Section 7.1 of this Note.

“Ex-Date” when used with respect to any issuance, dividend or distribution on the Common Stock, means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Subsidiary” means any subsidiary of the Company organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Fundamental Change” shall be deemed to have occurred at any time after the original issuance of this Note, if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than (1) the Company, its subsidiaries or the employee benefit plans of the Company and its subsidiaries and (2) Permitted Holders, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the Voting Stock, provided that a Fundamental Change will be deemed to have occurred if a Permitted Holder Group becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 70% of the Voting Stock;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one of the Company’s subsidiaries; provided, however, that any merger solely for the purpose of changing the Company’s jurisdiction of incorporation to the United States of America, any State thereof or the District of Columbia, and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity, shall not be a Fundamental Change; provided further that any transaction described in this clause (ii) in which the holders of the Company’s Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of the common stock of the continuing corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (ii);

Attachment 1 to Convertible Promissory Note, Page 3

(iii) the Common Stock ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or

(iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Common Stock of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions this Note becomes convertible into such consideration pursuant to the terms hereof.

“Fundamental Transaction” means a Fundamental Change or a Reorganization Event, as applicable.

“Fundamental Transaction Prepayment Election Period” has the meaning set forth in Section 1.3 of this Note.

“Fundamental Transaction Prepayment Option” has the meaning set forth in Section 1.3 of this Note.

“GAAP” means the generally accepted accounting principles in the United States of America, as in effect from time to time.

“Holder Fundamental Transaction Conversion Period” means the period of thirty (30) days from and including the date of consummation of a Fundamental Change.

“Holder” has the meaning set forth in the preamble to this Note.

“Holder Conversion” has the meaning set forth in Section 5.1 of this Note.

“Holder Conversion Notice” has the meaning set forth in Section 5.3 of this Note.

“Intercreditor Agreement” has the meaning set forth in the Purchase Agreement.

Attachment 1 to Convertible Promissory Note, Page 4

“Lien” means, with respect to any asset (other than securities), (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or for such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any lease having substantially the same economic effect as the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien solely as a result of a change in GAAP, after the Effective Date.

“Mandatory Conversion Date” has the meaning set forth in Section 6.2 of this Note.

“Maturity Date” means November 1, 2021 or, at the Company’s election following a Qualified Refinancing, (i) in the event of a Qualified Refinancing consisting of an extension of the mandatory redemption date of the Series A Preferred Stock or an issuance of debt, any date no later than the date that is thirty (30) days prior to the maturity date or mandatory redemption date, as applicable, of the extended Series A Preferred Stock or such debt, but in no event later than November 1, 2024, or (ii) in the event of a Qualified Refinancing consisting of an issuance of equity, any date that is no later than November 1, 2024.

“Maximum Percentage” has the meaning set forth in Section 13 of this Note.

“Notes” means this Note, together with each other note issued to Other Holders pursuant to the terms of the Purchase Agreement.

“Note Register” has the meaning set forth in Section 1.1 of this Note.

“NYSE” means the New York Stock Exchange.

“Other Holders” has the meaning set forth in the preamble to this Note.

“Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Holder, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges incurred under this Note.

“Permitted Debt” means (i) debt incurred under the ABL Agreement, and any other replacement, refinancing, restructuring, extension, renewal or refinancing thereof (whether through one or more credit facilities or other debt issuances pursuant to the ABL Agreement or any other agreement, contract or indenture), (ii) intercompany debt between or among the Company and its subsidiaries, (iii) debt incurred in connection with acquisitions of any property, assets or line of business by the Company or its subsidiaries that is permitted pursuant to the terms of the ABL Agreement, including, for avoidance of doubt, debt incurred in connection with the acquisition previously identified to the Holders as “Project Fox”, provided, that debt incurred in connection with the acquisition known as “Project Fox” shall only be permitted to be incurred after “Project Fox” shall have been approved by the Board of Directors of the Company (including affirmative votes in favor therefor of Jeffrey D. Engelberg and R. Todd Bradley, or such successor directors agreed upon by the Company and Southeastern), (iv) debt incurred in

Attachment 1 to Convertible Promissory Note, Page 5

connection with the disposition previously identified to the Holders as “Project Dragon”, provided, that no debt shall be permitted to be incurred in connection with “Project Dragon” hereunder until such time as “Project Dragon” shall have been approved by the Board of Directors of the Company (including affirmative votes in favor therefor of Jeffrey D. Engelberg and R. Todd Bradley, or such successor directors agreed upon by the Company and Southeastern), (v) debt that is subordinated to the obligations of the Company under the Transaction Documents on terms that are reasonably satisfactory to the Required Holders, (vi) debt permitted pursuant to the terms of the ABL Agreement, including for avoidance of doubt, debt incurred by subsidiaries of the Company organized under the laws of any jurisdiction outside of the United States and (vii) any modification, refinancing, refunding, renewal, replacement, exchange or extension of the foregoing.

“Permitted Holders” shall mean, at any time, each of (i) Blackstone Holdings I L.P., (“Blackstone”), (ii) affiliates controlled by Blackstone, (iii) Longleaf Partners Small Cap Fund (“Longleaf”), (iv) affiliates controlled by Longleaf, (v) Moses Marx individually and his controlled affiliates, (vi) K.F. Investors LLC and its affiliates, (vii) George Karfunkel individually and his controlled affiliates, (viii) George Karfunkel Family LLC and any affiliates thereof, (ix) Locust Street Funding LLC and any affiliates thereof, (x) Southeastern Asset Management, Inc. and its affiliates (xi) C2W Partners Master Fund Limited and any affiliates thereof, (xii) Deseret Mutual Pension Trust and any affiliates thereof, (xiii) Chesed Foundation of America and any affiliates thereof, (xiv) Marneu Holding Company and any affiliates thereof, (xv) United Equities Commodities Company and any affiliates thereof, (xvi) Momar Corporation and any affiliates thereof and (xvii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) through (xvi) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no person or other “group” (other than Permitted Holders specified in clauses (i) through (x) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group (without giving effect to any attribution rules).

“Permitted Liens” means (i) Liens created under the ABL Agreement, and any other replacement, refinancing, restructuring, extension, renewal or refinancing thereof (whether through one or more credit facilities or other debt issuances pursuant to the ABL Agreement or any other agreement, contract or indenture), (ii) Liens relating to intercompany borrowings between or among Company and its subsidiaries, (iii) any Lien on any property or asset of Company or any of its subsidiaries existing as of the Closing Date; provided that (x) such Lien shall not apply to any other property or asset of Company or any subsidiary (other than proceeds thereof and extensions or improvements to any such property) unless otherwise permitted by the Holders and (y) such Lien shall secure only those obligations which it secures on the Closing Date and extensions, refinancings, restructurings, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount equal to accrued interest and any fees, costs and expenses incurred in connection therewith), the obligations thereunder or the property or assets securing such obligations, (iv) Liens incurred in connection with acquisitions of any property, assets or line of business by the Company or its subsidiaries in

Attachment 1 to Convertible Promissory Note, Page 6

each case, that are permitted pursuant to the terms of the ABL Agreement, including, for avoidance of doubt, Liens incurred in connection with the acquisition previously identified to the Holders as “Project Fox”, provided, that liens incurred in connection with the acquisition known as “Project Fox” shall only be permitted to be incurred under this Note after “Project Fox” shall have been approved by the Board of Directors of the Company (including affirmative votes in favor therefor of Jeffrey D. Engelberg and R. Todd Bradley, or their successors), (v) Liens incurred in connection with the disposition previously identified to the Holders as “Project Dragon”, provided, that no liens shall be permitted to be incurred hereunder in connection with “Project Dragon” until such time as “Project Dragon” has been approved by the Board of Directors of the Company (including affirmative votes in favor therefor of Jeffrey D. Engelberg and R. Todd Bradley, or such successor directors agreed upon by the Company and Southeastern) and (vi) Liens on secured debt permitted pursuant to the terms of the ABL Agreement, including for avoidance of doubt, Liens to secure debt incurred by subsidiaries of the Company organized under the laws of any jurisdiction outside of the United States.

“Purchase Agreement” has the meaning set forth in the preamble to this Note.

“Purchase Price” has the meaning set forth in the preamble to this Note.

“Qualified Refinancing” means (i) an extension of the mandatory redemption date of the Company’s Series A Preferred Stock, (ii) a debt issuance of the Company having a maturity date on or after November 30, 2021, the proceeds of which are used to pay the redemption price for the remaining outstanding amount of the Company’s Series A Preferred Stock, or (iii) an equity issuance of the Company, the proceeds of which are used to pay the redemption price for the remaining outstanding amount of the Company’s Series A Preferred Stock; provided that any repayment, prepayment, redemption or repurchase of such equity securities shall not be required to occur prior to November 30, 2021.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company, statute, contract or otherwise).

“Registration Rights Agreement” mean the Registration Rights Agreement dated as of even date herewith among the Company and each of the purchasers party thereto.

“Reorganization Event” means the occurrence of any of the following: (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination); (ii) any consolidation, merger or combination involving the Company; (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s subsidiaries substantially as an entirety; or (iv) any statutory share exchange, in each case, as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof).

Attachment 1 to Convertible Promissory Note, Page 7

“Required Holders” means (i) prior to the Closing Date, each purchaser entitled to purchase Notes pursuant to the terms of the Purchase Agreement, and (ii) on or after the Closing Date, holders of at least a majority of aggregate principal amount of Notes then outstanding.

“Rule 144” has the meaning set forth in Section 4.4 of this Note.

“Security Agreement” has the meaning set forth in Section 2 of this Note.

“Securities” has the meaning set forth in the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Company’s 5.50% Series A Convertible Preferred Stock.

“Shareholder Agreement” means that certain Shareholder Agreement, dated April 17, 2017, by and among the Company and certain Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited, Deseret Mutual Pension Trust and Southeastern Asset Management, Inc., as amended pursuant to the Amendment and Waiver, dated as of the date hereof, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Shareholder Approval” has the meaning set forth in Section 13 of this Note.

“Share Reserve” has the meaning set forth in the Purchase Agreement.

“Southeastern” means Southeastern Asset Management, Inc.

“Spin-off” has the meaning set forth in Section 8.3 of this Note.

“Subsidiary Grantors” has the meaning set forth in Section 2 of this Note.

“Successor Entity” has the meaning set forth in Section 5.2(b) of this Note.

“Trading Day” means any day on which the New York Stock Exchange (or such other principal market for the Common Stock) is open for trading.

“Transaction Documents” has the meaning set forth in the Purchase Agreement.

“Uniform Commercial Code” has the meaning set forth in the Security Agreement.

“Valuation Period” has the meaning set forth in Section 8.3 of this Note.

“Voting Stock” of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the Board of Directors or other appropriate governing body of such person.

Attachment 1 to Convertible Promissory Note, Page 8

“VWAP” means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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Attachment 1 to Convertible Promissory Note, Page 9

EXHIBIT A

[•]	Date:

Eastman Kodak Company.

Attn: General Counsel

343 State Street

Rochester, NY 14650

HOLDER CONVERSION NOTICE

The above-captioned Holder hereby gives notice to Eastman Kodak Company, a New Jersey corporation (the “Company”), pursuant to that certain Secured Convertible Promissory Note made by Company in favor of Holder on [•], 2019 (the “Note”), that Holder elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Company as of the Conversion Date specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Holder Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Holder in its sole discretion, Holder may provide a new form of Holder Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Conversion Date: ____________

B. Holder Conversion #: ____________

C. Conversion Amount: ____________

D. Conversion Rate: _______________

E. Conversion Shares: _______________ (C divided by $1,000 and multiplied by D)

F. Remaining Outstanding Balance of Note: ____________*

*

Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents, the terms of which shall control in the event of any dispute between the terms of this Holder Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

To the extent the Conversion Shares are not able to be delivered to Holder electronically via the DWAC system, deliver all such certificated shares to Holder via reputable overnight courier after receipt of this Holder Conversion Notice (by facsimile transmission or otherwise) to:

[Signature Page Follows]

Exhibit A to Convertible Promissory Note, Page 1

Sincerely,

Holder:

[•]

By:
Name:
Title:

Exhibit A to Convertible Promissory Note, Page 2

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of [•], 2019, is entered into by and between EASTMAN KODAK COMPANY a New Jersey corporation (the “Company”) and the investors listed on Exhibit 1 to the Purchase Agreement (as defined below) (each, a “Purchaser” and collectively, the “Purchasers”).

WITNESSETH:

WHEREAS, the Company and the Purchasers have entered into a Notes Purchase Agreement, dated as of May 20, 2019, (the “Purchase Agreement”), whereunder, among other things, the Purchasers agreed to purchase the Notes (the “Notes”) from the Company, and

WHEREAS, the execution of this Agreement by the Company and its delivery to the Purchasers is required by the Purchase Agreement,

NOW THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows:

ARTICLE 1. DEFINITIONS

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement or the Notes, as applicable. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the States of New York or New Jersey generally are authorized or required by law or other government action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Company Indemnified Parties” has the meaning set forth in Section 6.2.

“Conversion Shares” means those shares of Common Stock issuable upon conversion of all or any portion of the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means the date on which the Registration Statement is initially filed.

“Indemnified Party” shall have the meaning set forth in Section 6.3.

“Indemnifying Party” shall have the meaning set forth in Section 6.3.

“Inspector” shall have the meaning set forth in Section 4.3.

“Losses” shall have the meaning set forth in Section 6.1.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Purchaser Indemnified Parties” has the meaning set forth in Section 6.1.

“Registrable Securities” means the Conversion Shares; provided, that any such securities shall cease to constitute “Registrable Securities” upon the earliest to occur of: (A) the date on which such securities are disposed of pursuant to the Registration Statement; (B) the date on which such securities become eligible for sale under Rule 144, without restriction thereunder and restrictive legends have been removed from all certificates representing the applicable Registrable Securities; and (C) the date on which such securities cease to be outstanding.

“Registration Statement” means any registration statement contemplated by this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

2

“Rule 462” means Rule 462 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE 2. RESALE REGISTRATION STATEMENT

2.1 Registration Statement. Subject to Section 2.3, the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable following the earlier to occur of (i) the conversion in full of the Outstanding Balance of the Notes into Conversion Shares in accordance with the terms of the Notes and (ii) the date that is six months prior to the Maturity Date, prepare and file with the Commission the Registration Statement, which shall be a “resale” registration statement providing for the resale of the Registrable Securities pursuant to an offering to be made on a delayed or continuous basis under Rule 415. The Registration Statement shall be on Form S-3 and shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions of and/or from the Registrable Securities and adjustments in the number of shares of Common Stock into which each share of is convertible made pursuant to the terms of the Notes. The Registration Statement may not include securities other than the Registrable Securities without the prior written consent of the Purchasers. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act and to keep the Registration Statement continuously effective under the Securities Act until the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which all Registrable Securities then held by the Purchasers may be sold without restriction pursuant to Rule 144, as determined by counsel satisfactory to the Company in a written opinion addressed to the Company and its transfer agent.

2.2 Certain Matters.

(a) In the event that, due to limits imposed by the Commission, the Company is unable on the Registration Statement to register for resale under Rule 415 of Regulation C under the Securities Act all of the Registrable Securities that it has agreed to file pursuant to the first sentence of Section 2.1, the Company shall include in the Registration Statement, which may be a subsequent Registration Statement if the Company is required, or determines that it is desirable, to withdraw the original Registration Statement and file a new Registration Statement in order to rely on Rule 415 with respect to the full such amount of the Registrable Securities permitted by the Commission.

(b) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall register the resale of the Registrable Securities on Form S-1 or another appropriate form, and undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available.

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2.3 Blackout Period. The Company may postpone the filing or effectiveness of any Registration Statement (or amendment or supplement thereto) or suspend the use or effectiveness of any Registration Statement (and in each case suspend any other related action otherwise contemplated hereunder) for a reasonable “blackout period” if the board of directors of the Company determines in good faith that such registration or the sale by the Purchasers of Registrable Securities under such Registration Statement at such time (i) would adversely affect a pending or proposed significant corporate event, proposed financing or negotiations, proposed offering of Common Stock by the Company on its behalf or pursuant to the Registration Rights Agreement dated September 3, 2013 between the Company and stockholders specified in such agreement, discussions or pending proposals with respect thereto or (ii) would require the disclosure of material non-public information the disclosure of which at such time would, in the good faith judgment of the board of directors of the Company, be materially adverse to the interests of the Company; provided that the filing or effectiveness of a Registration Statement (or amendment or supplement thereto) by the Company may not be postponed and the use or effectiveness of any Registration Statement may not be suspended (A) in the case of clause (i) above, for more than ten (10) days after the abandonment or consummation of any of the pending or proposed significant corporate event, proposed financing or the negotiations, discussions or pending proposals with respect thereto; (B) in the case of clause (ii) above, until the earlier to occur of the filing by the Company of its next succeeding Form 10-K or Form 10-Q or the date upon which such information is otherwise publicly disclosed by the Company; or (C) in any event, in the case of either clause (i) or (ii) above, for more than 90 days after the date of the determination of the board of directors of the Company; provided that the Company may not postpone the filing or effectiveness of a Registration Statement (or amendment or supplement thereto) or suspend the use or effectiveness of any Registration Statement for more than an aggregate of 90 days in any 365-day period. In addition to the foregoing, the Company shall have the right to suspend the Purchasers’ ability to use a Prospectus in connection with non-underwritten sales off of a Registration Statement during each of its regular quarterly blackout periods applicable to directors and senior officers under the Company’s policies in existence from time to time. The Company shall not be required to effectuate an underwritten offering (during such a regular quarterly blackout period or otherwise) to the extent the Company reasonably concludes, after consultation in good faith with the relevant Purchasers, that the Company cannot provide adequate, timely disclosure or satisfy other underwriting conditions in connection with such offering without undue burden.

2.4 Demand Rights for Shelf Takedowns. Subject to Sections 2.3 and 8.4, upon the written demand of the relevant Purchaser(s), the Company will facilitate in the manner described in this Agreement a “takedown” of Registerable Securities off of the Registration Statement; provided that the Purchasers may not, individually or collectively, make such demand more than four times in the aggregate; and provided, furthermore, that any demand for an underwritten offering of Conversion Shares shall have an aggregate market value (based on the most recent closing pricing of the Common Stock into which the Notes are convertible at the time of the demand) of at least $50 million. If a demand by any Purchaser has been made for a shelf takedown, no further demands may be made so long as such offering is still being pursued.

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ARTICLE 3. NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications Regarding Request for Takedown. In order for any Purchaser to initiate a shelf takedown off of the Registration Statement, such Purchaser(s) must so notify the Company in writing indicating the number of Registrable Securities sought to be offered and sold in such takedown and the proposed plan of distribution. Pending any required public disclosure by the Company and subject to applicable legal requirements, the parties will maintain the confidentiality of all notices and other communications regarding any such proposed takedown.

3.2 Plan of Distribution, Underwriters and Counsel. If the Registrable Securities are proposed to be sold in an underwritten offering, the relevant Purchaser(s) will be entitled to determine the plan of distribution and select the managing underwriters, in each case subject to the consent of the Company (not to be unreasonably withheld), and such Purchaser(s) will also be entitled to select counsel for the Purchasers (which may be the same as counsel for the Company).

3.3 Cutbacks. If the Registrable Securities are proposed to be sold in an underwritten offering and the managing underwriters advise the Company and the Purchasers that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, such offering will include only the number of Registrable Securities that the managing underwriters advise can be sold in the offering.

3.4 Withdrawals. If the relevant Purchaser(s) has or have demanded a registered underwritten offering to be conducted, such Purchaser(s) may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for the Purchasers’ account; provided that if any Purchaser declines to sell, in whole or in part, the Registrable Securities being offered for the Purchasers’ account, then the demand for such underwritten offering shall count as a demand for purposes of Section 2.4 of this Agreement unless such Purchaser reimburses the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with such underwritten offering.

3.5 Lockups. In connection with any underwritten offering of Registrable Securities, the Company and the Purchasers will agree (in the case of the Company, with respect to the Common Stock and any rights related thereto, and in the case of the Purchasers, with respect to the Registrable Securities held respectively held by them and any rights related thereto) to be bound by customary lockup restrictions in the applicable underwriting agreement.

ARTICLE 4. FACILITATING REGISTRATIONS AND OFFERINGS

4.1 Registration Statements. In connection with any Registration Statement, the Company will:

(a) (i) prepare and file with the Commission the Registration Statement covering the applicable Registrable Securities pursuant to Section 2.1 of this Agreement, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the Commission such Prospectuses as may be required, all in consultation with the demanding Purchasers (or their representatives) and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

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(b) (1) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to any Registration Statement, any amendment or supplement to a Prospectus or any issuer free writing prospectus covering Registrable Securities, provide copies of such documents to the demanding Purchasers (or their representatives) and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the demanding Purchasers or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the demanding Purchasers or any underwriter available for discussion of such documents; and

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into any Registration Statement or a Prospectus covering Registrable Securities, provide copies of such document to counsel for the demanding Purchasers and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such demanding Purchasers or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) use its commercially reasonable efforts to cause any Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading;

(d) notify the Purchasers promptly, and, if requested by the Purchasers, confirm such advice in writing, (i) when any Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective if such Registration Statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the Commission or any U.S. state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of any Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period any Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Purchasers, upon receiving written notice of an event described in clauses (ii) to (iv) of this Section 4.1(d), shall discontinue (and direct any other person

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making offers and sales of Registrable Securities on its behalf to discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan in effect prior to such event and that complies with Rule 10b5-1 under the Exchange Act) until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and is furnished with an amended or supplemented Prospectus;

(e) furnish counsel for each underwriter, if any, and for the Purchasers with copies of any written correspondence with the Commission or any state securities authority relating to the Registration Statement or Prospectus;

(f) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

4.2 Shelf Takedowns. In connection with any shelf takedown that is demanded by the relevant Purchaser(s), the Company will:

(a) cooperate with the selling Purchasers and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof), and registered in such names as the selling Purchasers or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b) furnish to the relevant Purchaser(s) and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Purchaser(s) or underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, subject to the other provisions of this Agreement; the Company hereby consents to the use of the Prospectus, including each preliminary prospectus, by such Purchaser(s) and each underwriter in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary prospectus;

(c) (i) use its commercially reasonable efforts to register or qualify the Registrable Securities being offered and sold under all applicable U.S. state securities or “blue sky” laws of such jurisdictions as each underwriter shall reasonably request; (ii) use reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and/or the Purchasers to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Purchasers; provided, however, that the Company shall not be obligated to qualify as a foreign

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corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d) if the listing of such Registrable Securities is then permitted under the rules of such exchange, use its commercially reasonable efforts to cause all Registrable Securities being offered and sold pursuant to this Agreement to be qualified for inclusion in or listed on The New York Stock Exchange or any securities exchange on which the Common Stock issued by the Company are then so qualified or listed if so requested by the demanding Purchaser(s) or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e) cooperate and assist in any filings required to be made with The New York Stock Exchange or other securities exchange and, solely with regard to an underwritten shelf takedown, in the performance of any reasonable due diligence investigation by the underwriters;

(f) solely with regard to an underwritten shelf takedown, use its commercially reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be reasonably requested by the demanding Purchaser(s) or the lead managing underwriter;

(g) solely with regard to an underwritten shelf takedown, enter into underwriting agreements in customary form (including provisions with respect to indemnification and contribution in customary form) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

1. make such representations and warranties to the selling Purchaser(s) and the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

2. obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter) addressed to the underwriters and, if reasonably obtainable, the selling Purchaser(s) covering the matters customarily covered in opinions delivered in similar underwritten offerings; and

3. obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, and, if reasonably obtainable, the selling Purchaser(s), which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings.

4.3 Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by the Purchasers, the Company will, in accordance with customary practice, make reasonably available for inspection by representatives of the Purchaser and underwriters and any counsel or accountant retained by the Purchaser or underwriters (each, an “Inspector”) all relevant financial and other records, pertinent corporate documents and properties of the Company and

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cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise. Such access to information, documents, personnel and other matters shall be provided to such participants, at such times and in such manner as are customary for offerings of the relevant type and as do not unreasonably burden the Company or unreasonably interfere with its operations. With respect to all information, documents and other matters provided or made accessible by the Company in connection with a registered offering hereunder, each Inspector shall agree in writing to hold such information in strict confidence and subject to applicable legal requirements, at all times prior to the public disclosure thereof by the Company.

4.4 Information from the Purchasers. The Purchasers shall, as promptly as reasonably practicable, furnish to the Company such information regarding itself as is required to be included in any Registration Statement or to maintain the effectiveness of any Registration Statement, the ownership of Registrable Securities by the Purchasers and the proposed distribution by the Purchasers of such Registrable Securities as the Company may from time to time reasonably request in writing, and shall execute such documents in connection with such registration as the Company may reasonably request. Each selling Purchaser participating in a registered offering hereunder shall do so on the terms and conditions applicable to such offering and the applicable plan of distribution; provided that no such selling Purchaser shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such selling Purchaser and such selling Purchaser’s Registrable Securities. Notwithstanding any other provision of this Agreement, the Company shall not be required to file any Registration Statement or include Registrable Securities therein unless it has received from the Purchasers, within a reasonable period of time prior to the anticipated Filing Date of such Registration Statement, all requested information required to be included in the Registration Statement.

ARTICLE 5. REGISTRATION EXPENSES

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 5, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, and to the extent applicable (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange or market on which Registrable Securities are required hereunder to be listed, if any, (B) with respect to filing fees required to be paid to the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Purchaser(s) in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Company may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Company), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company elects to purchase such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation,

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the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange if required hereunder. The Company shall not be responsible for any underwriters’, brokers’ and dealers’ discounts and commissions, transfer taxes or other similar fees incurred by Purchaser in connection with the sale of the Registrable Securities.

ARTICLE 6. INDEMNIFICATION

6.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, its officers, directors, employees and affiliates, each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors and employees of each such controlling Person (collectively, the “Purchaser Indemnified Parties”), to the full extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ and expert witnesses’ fees) and expenses (collectively, “Losses”) (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), to which such Purchaser Indemnified Parties may become subject under the Securities Act or otherwise, arising out of or relating to any violation of securities laws or untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the relevant Purchaser(s) furnished in writing to the Company by such Purchaser(s) expressly for use therein. The Company shall notify such Purchaser(s) promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Purchaser(s), the directors and officers of such Purchaser(s), or controlling Person of the Purchaser(s), and shall survive the transfer of such securities held by such Purchaser(s).

6.2 Indemnification by Purchaser. Each Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers and employees of such controlling Persons (collectively, the “Company Indemnified Parties”), to the full extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), to which the Company Indemnified Parties may become subject under the Securities Act or otherwise, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus,

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or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in the Registration Statement or such Prospectus. Notwithstanding anything to the contrary contained herein, each Purchaser shall be liable under this Section 6.2 for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement.

6.3 Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within thirty (30) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

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6.4 Contribution. If a claim for indemnification under Sections 6.1 or 6.2 is due but unavailable to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall the Company be required to contribute an amount under this Section 6.4 in excess of the net proceeds received by it upon the sale of its Registrable Securities pursuant to a Registration Statement giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not also guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

6.5 Survival. The agreements contained in this Article VI shall survive the transfer of the Registrable Securities by any Purchaser and sale of all of the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser Indemnified Party.

ARTICLE 7. RULE 144

If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, so as to enable the Purchasers to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with such requirements. Notwithstanding anything in this Agreement, the Company shall not be required to register any of its equity securities under Section 12 of the Exchange Act in order to enable the Purchasers to dispose of Registrable Securities under Rule 144.

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ARTICLE 8. MISCELLANEOUS

8.1 Remedies. In the event of a breach by the Company or the Purchasers of any of their respective obligations under this Agreement, the Company or the Purchasers, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Purchasers acknowledge and agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by either of them of any of the provisions of this Agreement and each hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

8.2 No Inconsistent Agreements. The Company shall not enter into any such agreement with respect to its securities that is inconsistent with or violates the rights granted to the Purchasers in this Agreement.

8.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchasers shall have consented thereto.

8.4 Termination of Registration Rights. This Agreement to register Registrable Securities for sale under the Securities Act shall terminate on the earliest to occur of (i) the first date on which all outstanding Registrable Securities are eligible for sale under Rule 144 and restrictive legends have been removed from all certificates representing the applicable Registrable Securities and (ii) the fifth anniversary of the effective date of the Registration Statement filed pursuant to Section 2.1. Notwithstanding any termination of this Agreement pursuant to this Section 8.4, the parties’ rights and obligations under Article VI hereof shall continue in full force and effect in accordance with their respective terms.

8.5 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by a recognized courier service, fully prepaid and properly addressed upon the earlier of (i) actual receipt thereof, as shown by the records of such courier or (ii) five days after the receipt thereof by the courier from the party giving it. The addresses for such notice, demand, request, waiver or other communication shall be:

If to the Company:

Eastman Kodak Company

343 State Street

Rochester, NY 14650

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Attention:	General Counsel
Fax:	(585) 724-1089

If to Purchasers:

Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900
Memphis, TN 38119

Attention:	Andrew R. McCarroll
Telephone:	901-818-5185
Email:	amccarroll@SEasset.com

Either party may from time to time change its address for notice by giving at least five (5) days written notice of such changed address to the other party.

8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Purchaser and its successors and permitted assigns. Neither party may assign this Agreement nor any of its rights or obligations hereunder without the prior written consent of the other party.

(b) In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, or if there are any changes in the Common Stock by way of share split, stock dividend, combination or reclassification, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to the Purchasers by the issuer of such securities. To the extent any new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless the Purchasers otherwise agree, use commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

8.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The exclusive jurisdiction for the resolution of any conflicts regarding this Agreement shall be in the courts of the Southern District of New York. This exclusive jurisdiction is a material provision to this Agreement.

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8.9 Waiver of Jury Trial. Each of the parties to this Agreement hereby unconditionally agrees to waive, to the fullest extent permitted by applicable law, its respective rights to a jury trial of any claim or cause of action (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto: (i) acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings, (ii) acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver and (iii) warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.9 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.10 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

8.11 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.12 Section Headings. The Section headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by a person thereunto authorized as of the date first indicated above.

COMPANY: EASTMAN KODAK COMPANY

By:

Name:

Title:

[Signature Page to Registration Rights Agreement]

PURCHASERS:

C2W PARTNERS MASTER FUND LIMITED

By:	Southeastern Asset Management, Inc., Acting as Investment Advisor

By:
Name:
Title:

LONGLEAF PARTNERS SMALL-CAP FUND

By:	Southeastern Asset Management, Inc., Acting as Investment Advisor

By:
Name:
Title:

DESERET MUTUAL PENSION TRUST

By:	Southeastern Asset Management, Inc., Acting as Investment Advisor

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT C

FORM OF SECURITY AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT

Dated [•], 2019

From

The Grantors referred to herein

as Grantors

to

Wilmington Trust, National Association

as Collateral Agent

and

the Noteholders referred to herein

as Noteholders

-i-

Schedules

Schedule I	–	Investment Property
Schedule II	–	Deposit Accounts, Securities Accounts and Lock Boxes
Schedule III	–	Receivables
Schedule IV	–	[Reserved]
Schedule V	–	Legal Name, Trade Names, Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization, Organizational Identification Number and Federal Employer Identification Number
Schedule VI	–	Changes in Name, Location, Etc.
Schedule VII	–	Letters of Credit
Schedule VIII	–	Equipment Locations
Schedule IX	–	Inventory Locations
Schedule X	–	Commercial Tort Claims
Schedule XI	–	Mergers and Acquisitions
Schedule XII	–	Locations of Books and Records
Schedule XIII	–	Filing Offices
Schedule XIV	–	Other Actions

Exhibits

Exhibit A	–	[Reserved]
Exhibit B	–	[Reserved]
Exhibit C	–	Form of Security Agreement Supplement

-ii-

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT dated [•], 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by Eastman Kodak Company, a New Jersey corporation (“Company”), and the other persons listed on the signature pages hereof, or which at any time execute and deliver a Security Agreement Supplement in substantially the form attached hereto as Exhibit C (the Company and such persons so listed or joined being, collectively, the “Grantors”), to Wilmington Trust, National Association, as collateral agent (in such capacity, together with any successors duly appointed by the Noteholders and assigns, the “Collateral Agent”) for the Noteholders and the Noteholders (and their successors, permitted transferees and permitted assigns).

PRELIMINARY STATEMENTS

(1) Company has agreed to issue to the Noteholders a certain series of secured convertible promissory notes dated of even date herewith, in an aggregate original principal amount of $100,000,000 (as amended from time to time, the “Notes”), pursuant to that certain Note Purchase Agreement dated of even date herewith, by and among the Company and the purchasers party thereto (together with any successors and permitted assigns, the “Noteholders”) (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

(2) Company is a member of an affiliated group of companies that includes each other Grantor;

(3) Each Grantor is the holder of the indebtedness owed to such Grantor as of the date hereof (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the obligors named therein.

(4) Each Grantor is the owner of the deposit accounts set forth opposite such Grantor’s name on Schedule II hereto (together with all deposit accounts now owned or hereafter acquired by the Grantors, the “Pledged Deposit Accounts”).

(5) Company is the owner of an L/C Cash Deposit Account (the “L/C Cash Deposit Account”) created in accordance with the ABL Agreement and subject to the security interest granted under this Agreement.

(6) Company is the owner of the Pledged Cash Account (Eligible Cash) (the “Pledged Cash Account (Eligible Cash)”) created in accordance with the ABL Agreement and subject to the security interest granted under this Agreement.

(7) It is a condition precedent to the obligation of the Noteholders to purchase their respective Notes from the Company under the Note Purchase Agreement that the Grantors shall have provided the guarantee and granted the security interests contemplated by this Agreement.

(8) Each Grantor will derive substantial direct or indirect benefit from the transactions contemplated by this Agreement, the Note Purchase Agreement and the other Transaction Documents.

(9) Terms defined in the Notes or Note Purchase Agreement and not otherwise defined in this Agreement (including in Attachment 1 attached hereto) are used in this Agreement as defined in the Notes and Note Purchase Agreement, as applicable. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Further, unless otherwise defined in this Agreement or in the Note or Note Purchase Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement (whether or not capitalized) as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Noteholders to purchase the Notes from the Company under the Note Purchase Agreement, each Grantor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

Section 1. Guarantee.

(a) Guarantee. Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations. “Guarantors” shall mean each Grantor other than the Company. “Company Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Company to the Collateral Agent or to any Noteholder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Transaction Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Collateral Agent or to any Noteholder that are required to be paid by the Company pursuant to the terms of any Transaction Document).

(i) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 1(b)).

(ii) Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 1 or affecting the rights and remedies of the Collateral Agent or any Noteholder hereunder.

(iii) The guarantee contained in this Section 1 shall remain in full force and effect until all the Obligations (other than any contingent indemnification obligations not then due and payable) shall have been satisfied by payment in full. “Obligations” shall mean (i) in the case of the Company, the Company Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations. “Guarantor Obligations” shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, this Section 1) or any other Transaction Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Noteholders that are required to be paid by such Guarantor pursuant to Section 22 hereof).

(iv) No payment made by the Company, any of the Guarantors, any other guarantor or any other person or received or collected by the Collateral Agent or any Noteholder from the Company, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full (other than any contingent indemnification obligations not then due and payable).

(b) Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 1(c). The provisions of this Section 1(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Noteholders, and each Guarantor shall remain liable to the Collateral Agent and the Noteholders for the full amount guaranteed by such Guarantor hereunder.

(c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any setoff or application of funds of any Guarantor by the Collateral Agent or any Noteholder, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Noteholder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Noteholder for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Noteholders by the Company on account of the Company Obligations (other than contingent indemnification obligations not then due and payable) are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Company Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Noteholders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Company Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

(d) Amendments, etc. with respect to the Company Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Company Obligations made by the Collateral Agent or any Noteholder may be rescinded by the Collateral Agent or such Noteholder and any of the Company Obligations continued, and the Company Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Noteholder, and the Note Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, waived, supplemented or terminated, in whole or in part pursuant to the terms of thereof, as the Collateral Agent (or the Required Noteholders) may reasonably deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Noteholder for the payment of the Company Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Noteholder shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or for the guarantee contained in this Section 1 or any property subject thereto.

(e) Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by the Collateral Agent or any Noteholder upon the guarantee contained in this Section 1 or acceptance of the guarantee contained in this Section 1; the Company Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section; and all dealings between the Company and any of the Guarantors, on the one hand, and the Collateral Agent and the Noteholders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 1. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Company Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 1 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Note Purchase Agreement or any other Transaction Document, any of the Company Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Noteholder, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other person against the Collateral Agent or any Noteholder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this Section 1, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Noteholder may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other person or against any collateral security or guarantee for the Company Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Noteholder to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Noteholder against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(f) Reinstatement. The guarantee contained in this Section 1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 2. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including all machinery, tools and furniture (excepting all fixtures), and all parts thereof and all accessions thereto, including computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) (i) all accounts, instruments (including promissory notes), deposit accounts, chattel paper, general intangibles (including payment intangibles, but excluding any Intellectual Property) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (d) or (f) below, being the “Receivables”), and all supporting obligations, security agreements, Liens, leases, letters of credit and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the “Related Contracts”), and (ii) all commercial tort claims now or hereafter described on Schedule X hereto;

(d) the following (the “Security Collateral”):

(i) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(ii) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(iii) all security entitlements carried in, or from time to time credited to, as applicable, a securities account, all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon with respect thereto; and

(iv) all other investment property (including all (A) security entitlements and (B) securities accounts in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto (“Investment Property”);

(e) [reserved];

(f) the following (collectively, the “Account Collateral”):

(i) the Pledged Deposit Accounts, the L/C Cash Deposit Account, the Pledged Cash Account (Eligible Cash) and all funds and financial assets from time to time credited thereto (including all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts, the L/C Cash Deposit Account and the Pledged Cash Account (Eligible Cash);

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(g) [reserved]

(h) all documents, all money and all letter-of-credit rights;

(i) all books and records and documents (including databases, customer lists, credit files, computer files, printouts, other computer output materials and records and other records) of the Grantors pertaining to any of the Grantors’ Collateral;

(j) all other property not otherwise described above (except for any property specifically excluded from any clause in this section, and any property specifically excluded from any defined term used in any clause of this section);

(k) all proceeds of and payments under business interruption insurance;

(l) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 2); and

(m) to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash and cash equivalents, including all Eligible Cash and US Cash;

provided, that, the security interest granted to the Collateral Agent for the benefit of the Secured Parties by this Section 2, shall be effective only to the extent such Collateral constitutes ABL Priority Collateral. References in this Agreement to “Collateral” and to each type of Collateral set forth in clauses (a) – (m) above, shall refer solely to such items to the extent constituting ABL Priority Collateral.

Notwithstanding any of the other provisions set forth in this Section 2 or in any Transaction Document, no Excluded Property shall constitute Collateral under this Agreement. For purposes of this Agreement and the other Transaction Documents, “Excluded Property” shall mean (1) any property to the extent that such grant of a security interest (x) is prohibited by any applicable Requirement of Law, (y) requires a consent not obtained of any Governmental Authority pursuant to such applicable Requirement of Law or (z) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Security Collateral (other than any of the foregoing issued by a Grantor), any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (2) any lease, license or other agreement or any property that is subject to a purchase money Lien or capital lease or similar arrangement (in each case permitted by the Notes and for so long as subject to such purchase money Lien, capital lease or similar arrangement), in each case to the extent that a grant of a Lien therein would violate or invalidate such lease, license or agreement or such purchase money, capital lease or similar arrangement or create a right of termination in favor of any party thereto (other than the Company or a Guarantor), except to the extent that such lease, license or other agreement or other document providing for such violation or invalidation or termination right is ineffective under applicable law (it being understood that Excluded Property shall not include proceeds and Receivables in respect of the foregoing), (3) any Intellectual Property, (4) any property to the extent a security interest in such property would result in material adverse tax consequences as reasonably determined by the Company and the Collateral Agent, (5) any equity interests, including any equity interests of the Company or any direct or indirect Subsidiary of the Company, (6) all leasehold interests in real property, and (7) any Excluded Account. Notwithstanding anything herein or in any other Transaction Document, the Grantors shall not be required to perfect the Collateral Agent’s security interest in (i) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (ii) Letter-of-Credit Rights, (iii) Disbursement Accounts and (iv) any property as to which the Collateral Agent shall agree in writing that the cost of obtaining a security interest or perfection thereof would be excessive in relation to the value of the security to be afforded thereby.

Section 3. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor or Subsidiary of the Company owing to the Secured Parties. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Obligations and would be owed by such Grantor or Subsidiary of the Company, as applicable, to any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the Company, the Guarantors and other Subsidiaries of the Company.

Section 4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to perform all of its duties and obligations thereunder to the extent set forth therein to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Transaction Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5. Delivery and Control of Certain Account and Security Collateral. (a) Subject to the Intercreditor Agreement, all certificates or instruments representing or evidencing Pledged Debt shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent except to the extent that such transfer or assignment is prohibited by applicable law.

(b) With respect to any Security Collateral representing interests in which any Grantor has any right, title or interest, such Grantor will use commercially reasonable efforts (or in the case of a wholly owned Subsidiary, take all actions necessary) to cause (i) the issuers of such Security Collateral and (ii) any securities intermediary which is the holder of any such Security Collateral, to cause the Collateral Agent to have and retain, subject to the Intercreditor Agreement, Control over such Security Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Security Collateral held with a securities intermediary, use commercially reasonable efforts to cause such securities intermediary to enter into a control agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, giving the Collateral Agent Control, subject to the Intercreditor Agreement.

(c) With respect to any securities account and any Security Collateral that constitutes a security entitlement, within 60 days following the Closing Date (or such later date as the Collateral Agent shall reasonably agree), the relevant Grantor will cause the securities intermediary with respect to such security account or security entitlement to identify in its records the Collateral Agent as the entitlement holder thereof or enter into a control agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, giving the Collateral Agent Control, subject to the Intercreditor Agreement.

(d) Subject to the Intercreditor Agreement and upon the occurrence and during the continuance of an Event of Default, each Grantor shall cause the Security Collateral, to be registered in the name of the Collateral Agent or such of its nominees as the Collateral Agent shall direct, subject only to the revocable rights specified in Section 13(a). In addition, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets credited to any securities account or the L/C Cash Deposit Account to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to any securities account or the L/C Cash Deposit Account.

(e) Upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

(f) With respect to any DDAs or Lock Boxes maintained by any Grantor, within 60 days following the Closing Date (or such later date as the Collateral Agent shall reasonably agree) (the “Cash Control Implementation Date”), the relevant Grantor shall (i) enter into (A) an Account Control Agreement with the banks with which any Grantor maintains DDAs and securities accounts, with respect to each DDA and securities account (other than any Excluded Accounts or Disbursement Accounts) (collectively, the “Controlled DDA Accounts”) and (B) a Lock Box Agreement with the banks with which any Grantor maintains a Lock Box, with respect to each Lock Box (collectively, the “Controlled Lock Box Accounts”), and (ii) with respect to any Account Control Agreements in effect on the Closing Date relating to Controlled DDA Accounts and Controlled Lock Box Accounts, cause the relevant banks to amend and restate such Account Control Agreement to add the Collateral Agent as a secured party (or other similar term used therein) thereunder. If, at any time from and after Cash Control Implementation Date, any cash or cash equivalents owned by any Grantor that constitute Collateral are deposited to any DDA, securities account or Lock Box Account, or held or invested in any manner, other than in a Controlled Account (or a Disbursement Account or an Excluded Account), the Collateral Agent (with the consent of the ABL Agent) may require the applicable Grantor to close such account and have all funds therein transferred to a Controlled

Account, and all future deposits made to a Controlled Account (other than with respect to cash on deposit in an Excluded Account or Disbursement Account). The Grantors may close DDAs or Controlled Accounts and/or open new DDAs or Controlled Accounts, subject to the execution and delivery to the ABL Agent and the Collateral Agent of appropriate Account Control Agreements or Lock Box Agreements, as applicable, consistent with the provisions of this Section 5(f) and otherwise reasonably satisfactory to the ABL Agent and the Collateral Agent.

Section 6. [Reserved].

Section 7. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization, organizational identification number and Federal Employer Identification Number as of the date hereof is set forth in Schedule V hereto. Within the five years preceding the date hereof, such Grantor has not changed its legal name, chief executive office, type of organization, jurisdiction of organization, organizational identification number or Federal Employer Identification Number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto. Each of the trade names owned and used by any Grantor in the operation of its business (e.g. billing, advertising, etc.) are set forth in Schedule V hereto.

(b) Since the date four (4) months prior to the date hereof, each Grantor has made or entered into only the mergers and acquisitions set forth on Schedule XI hereto.

(c) The books and records of each Grantor pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated for each Grantor on Schedule XII hereto.

(d) Such Grantor is the legal and beneficial owner of the Collateral and has rights in, the power to transfer, or a valid right to use, the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Liens permitted under the Notes, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral granted hereunder pursuant to the terms hereof. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may exist on the date of this Agreement, have been filed in favor of the Collateral Agent relating to the Transaction Documents or are otherwise permitted under the Notes.

(e) When financing statements naming such Grantor as debtor and the Collateral Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder have been filed in the appropriate offices against such Grantor in the locations listed on Schedule XIII, the Collateral Agent will have a fully perfected and, subject to the Intercreditor Agreement, first priority security interest (except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing), subject only to Liens permitted under the Notes, in that Collateral of the Grantor in which a security interest may be perfected by filing of an initial financing statement in the appropriate office against such Grantor; provided, that, upon completion of the filings referred to in this Section 7(e) and the other actions specified on Schedule XIV, the security interests granted pursuant to this Agreement will constitute valid perfected security interests in all of the U.S.-based Collateral (other than Excluded Property) in favor of the Collateral Agent as collateral security for the Obligations.

(f) All of such Grantor’s locations where Equipment and Inventory having a value in excess of $1,000,000 is located as of the date hereof are specified in Schedule VIII and Schedule IX hereto, respectively (other than Collateral in transit in the ordinary course of business, in use or on display at any trade show, conference or similar event in the ordinary course of business, maintained with customers (or otherwise on the premises of customers) and consignees in the ordinary course of business or in the possession of employees in the ordinary course of business). Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or third party warehouse.

(g) None of the Receivables is evidenced by a promissory note or other instrument in excess of $3,750,000 that has not been delivered to the Collateral Agent. All such Receivables valued in excess of $3,750,000 is listed on Schedule III attached hereto.

(h) Subject to the Intercreditor Agreement, all Security Collateral consisting of instruments with an aggregate fair market value in excess of $10,000,000 for all such Security Collateral of the Grantors has been delivered to the Collateral Agent.

(i) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(j) The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and, if evidenced by any promissory notes, subject to the Intercreditor Agreement, such promissory notes have been delivered to the Collateral Agent, and is not in default.

(k) The Initial Pledged Debt constitutes all of the outstanding Indebtedness for borrowed money owed to such Grantor by the issuers thereof.

(l) Such Grantor has no Investment Property with a market value in excess of $1,000,000 as of the date hereof, other than the Investment Property listed on Part IV of Schedule I hereto.

(m) Such Grantor has no deposit accounts or securities accounts as of the date hereof, other than the deposit accounts and securities accounts listed on Schedule II hereto (other than deposit accounts or securities accounts that have less than $750,000 in the aggregate on deposit).

(n) Such Grantor is not a beneficiary or assignee under any letter of credit with a stated amount in excess of $2,500,000 and issued by a United States financial institution as of the date hereof, other than the letters of credit described in Schedule VII hereto.

(o) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor under this Agreement, securing the payment of the Obligations except to the extent that Control or possession by the Collateral Agent is required for the creation of the security interest; all filings and other actions necessary to perfect the security interest in the U.S.-based Collateral granted by such Grantor have been duly made or taken and are in full force and effect other than (i) actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of title or Collateral consisting of vessels or aircraft.

(p) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including, subject to the Intercreditor Agreement, the first priority nature of such security interest in Collateral), except for (A) the filing of financing and continuation statements under the UCC, (B) the actions described in Section 5 with respect to the Security Collateral, and (C) the Control of certain assets as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as set forth above and as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(q) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law except where the failure to so comply would not have a Material Adverse Effect.

(r) [Reserved]

Section 8. Further Assurances. (a) Each Grantor agrees that from time to time, in accordance with the terms of this Agreement at the expense of such Grantor and at the reasonable request of the Collateral Agent, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will, at the reasonable request of the Collateral Agent, promptly with respect to the Collateral of such Grantor: (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables each Assigned Agreement and, at the request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; and (iv) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto in the applicable UCC filing office, including one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor in the United States, or any real property or fixtures, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the Collateral Agent shall not have any responsibility for the preparing, recording, filing, rerecording, or refiling of any financing statements (amendments or continuations) or other instruments in any public office.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 9. As to Equipment and Inventory. (a) Each Grantor will keep its Equipment having a value in excess of $1,000,000 and Inventory having a value in excess of $1,000,000 (other than Inventory sold in the ordinary course of business) at the locations therefor specified in Schedule VIII and Schedule IX, respectively, or, upon 30 days’ prior written notice to the Collateral Agent (or such lesser time as may be agreed by the Collateral Agent), at such other places designated by such Grantor in such notice. Schedule VIII and Schedule IX respectively set forth whether each such location is owned, leased or operated by third parties, and, if leased or operated by third parties, their names and addresses.

(b) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof (i) would not reasonably be expected to have a Material Adverse Effect or (ii) is being contested in good faith by appropriate proceedings and as to which appropriate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made. In producing its Inventory, each Grantor will comply with all requirements of applicable law, except where the failure to so comply will not have a Material Adverse Effect.

Section 10. Insurance. Each Grantor will, at its own expense, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or each Grantor operates; provided, that, the Company and each Grantor may self-insure to the extent consistent with prudent business practice. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses to be paid, subject to the Intercreditor Agreement and the loss payee provisions which were requested pursuant to clause (iii) below, directly to the Collateral Agent. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) provide that (A) there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (B) if agreed by the insurer (which agreement such Grantor shall use commercially reasonable efforts to obtain), at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer, and (iii) contain such other customary loss payee provisions as the Collateral Agent shall reasonably request. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent certificates of insurance evidencing such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker or the insurer with respect to such insurance. Further, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 2(k), 2(l) and 2(m) and use its commercially reasonable efforts to cause the insurers to acknowledge notice of such assignment.

Section 11. Post-Closing Changes; Collections on Receivables. (a) If any Grantor changes its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V of this Agreement it will give written notice to the Collateral Agent within 15 days of such change and will take all action necessary for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including the Related Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents no more than once in any period of twelve (12) consecutive months (or on an unlimited basis during an Event of Default); provided, that, in no event shall the Company or any of its Subsidiaries be required to provide any such information which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Collateral Agent or any Holder (or their respective representatives or contractors) is prohibited by Applicable Law or contractual confidentiality obligation owed to a third party or (iii) in the reasonable determination of the Company, is subject to attorney client or similar privilege or constitutes attorney work-product. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, neither the Company nor any Grantor shall be required to provide the Collateral Agent, any Noteholder or any of their advisors or consultants with access to, or details concerning, any facility, document or information to the extent that such provision would, in the Company’s or the applicable Grantor’s reasonable judgment, result in a violation of Applicable Law or regulation, including International Traffic in Arms Regulations. If any Grantor does not have an organizational identification number and later obtains one, it will promptly notify the Collateral Agent of such organizational identification number.

(b) Collateral Agent shall have the right at any time or times, in Collateral Agent’s name or in the name of a nominee of Collateral Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise (provided any visits shall be done during normal business hours and at times to be mutually agreed). Except as otherwise provided in this subsection (b), each Grantor, at its own expense and in the ordinary course of business undertaken in a commercially reasonable manner and consistent with applicable law, will continue to collect, adjust, settle, compromise the amount or payment of, all amounts due or to become due such Grantor under the Receivables. In connection with such collections, adjustments, settlements, compromises and other exercises of rights, such Grantor may take (and, at the Collateral Agent’s direction upon the occurrence and during the continuance of an Event of Default, will take) such action as such Grantor (or, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent) may deem necessary or advisable; provided, that, the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables, including those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables of such Grantor shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be applied as provided in Section 20(b) or to prepay the Notes, and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any Obligor thereof or allow any credit or discount thereon other than credits or discounts given in the ordinary course of business.

(c) No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Collateral Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Liens permitted by the Notes. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement naming the Collateral Agent as secured party without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under the UCC.

Section 12. [Reserved].

Section 13. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Transaction Documents; provided, that, any and all dividends, interest and other distributions paid or payable in the form of instruments in respect of, or in exchange for, any Security Collateral, shall be promptly delivered to the Collateral Agent to hold as Security Collateral (to the extent it is not Excluded Property) and shall, if received by such Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall, subject to the Intercreditor Agreement, thereupon become vested in the Collateral Agent for the benefit of the Secured Parties, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 14. [Reserved.]

Section 15. As to Letter-of-Credit Rights and Commercial Tort Claims. (a) Except as otherwise permitted by the Transaction Documents, each Grantor, by granting a security interest in its Receivables consisting of letter of credit rights to the Collateral Agent, hereby assigns to the Collateral Agent such rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Upon request of the Collateral Agent, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter-of-credit with a stated amount in excess of $2,500,000 and each nominated person (as defined in Section 5-102 of the UCC) (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(b) Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letters of credit.

(c) In the event that any Grantor hereafter acquires or has any commercial tort claim that has been filed with any court in excess of $5,000,000 in the aggregate, it shall, promptly after such claim has been filed with such court, deliver a supplement to Schedule X hereto, identifying such new commercial tort claim.

Section 16. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Notes or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens not prohibited under the terms of the Notes.

Section 17. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to obtain, an upon the occurrence and during the continuance of an Event of Default, adjust insurance required to be paid to the Collateral Agent pursuant to Section 10;

(b) upon the occurrence and during the continuation of any Event of Default, to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of an Event of Default, to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above;

(d) upon the occurrence and during the continuation of any Event of Default to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral;

(e) [Reserved];

(f) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including actions to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand;

(g) (i) upon the occurrence and during the continuation of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and (ii) to do, at Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

(h) upon the occurrence and during the continuation of any Event of Default, to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any person obligated to the Company or such other Grantor in respect of any Account of the Company or such other Grantor; and

(i) upon the occurrence and during the continuance of any Event of Default, to take exclusive possession of all locations where the Company or other Grantor conducts its business or has rights of possession, with prompt notice to the Company or any Grantor and to use such locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, without obligation to pay rent or other compensation for the possession or use of any location.

Section 18. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so, upon notice to the Company of at least five Business Days in advance and if the Company fails to cure within such period, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 22.

Section 19. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more of its Affiliates (or, with the consent of the Company, any other persons) subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, that, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 20. Remedies. If any Event of Default shall have occurred and be continuing and such Event of Default has resulted in the acceleration of the Obligations, which acceleration has not been rescinded or otherwise terminated:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) subject to applicable law, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy, on a non-exclusive basis, any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including any and all rights of such Grantor to (A) demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral, and (C) exercise all other rights and remedies with respect to the Receivables and the other Collateral, including those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale, or of the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral and any proceeds of the guarantee set forth in Section 1 may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter shall be applied in whole or in part by the Collateral Agent for the benefit of the Secured Parties against, all or any part of the Obligations, in accordance with Section 1.2 of the Notes.

(c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) Subject to the provisions of Section 28, the Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e) [Reserved].

(f) In each case under this Agreement in which the Collateral Agent takes any action with respect to the Collateral, including proceeds, the Collateral Agent shall provide to the Company such records and information regarding the possession, control, sale and any receipt of amounts with respect to such Collateral as may be reasonably requested in writing by the Company as a basis for the preparation of the company’s financial statements in accordance with GAAP.

Section 21. [Reserved]

Section 22. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of its Affiliates and their respective officers, directors, employees, trustees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.

(c) The undertakings in this Section 22 shall survive termination of this Agreement, the payment of all Obligations and the resignation of the Collateral Agent.

Section 23. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and, with respect to any amendment, the Company on behalf of the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Each Subsidiary of the Company that is required to grant security to the ABL Agent pursuant to the terms of the ABL Loan Documents shall become a Grantor for all purposes of this Agreement upon the execution and delivery by such person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”). Such person shall be referred to as an “Additional Grantor” and each reference in this Agreement and the other Transaction Documents to “Grantor” or “Guarantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Transaction Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 24. Confidentiality; Notices; References. (a) Each of the Collateral Agent and the Secured Parties agree to maintain the confidentiality of the Information (as defined below) except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, and funding sources on a “need to know” basis (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and shall agree to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section 24, to any permitted assignee of, or any permitted prospective assignee of, any of its rights or obligations under this Agreement, (g) with the prior written consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 24 or (ii) becomes available to the Collateral Agent or any Noteholder on a non-confidential basis from a source other than the Company. For the avoidance of doubt, the obligations of any Secured Party under this Section 24(a) shall not be abrogated by such Secured Party’s assignment of its Notes under the terms of the Notes. For the purposes of this Section 24, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Collateral Agent or any Noteholder on a non-confidential basis prior to disclosure by the Company. Any person required to maintain the confidentiality of Information as provided in this Section 24 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

(b) Any notice, request or other communication required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earlies of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Business Day after deposit, postage prepaid, in the U.S. Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Business Day after mailing by express courier with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereto entitled at the following addresses (or at such other address as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Eastman Kodak Company

Attn: General Counsel

343 State Street

Rochester, New York 14650

Tel: 585-724-4000

Fax: 585-724-1089

Email: Roger.Byrd@kodak.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

Attn: S. Neal McKnight

125 Broad Street

New York, New York 10005

Email: mcknightn@sullcrom.com

If to Collateral Agent:

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: Kodak Notes Administrator

Tel: 203-453-4130

Fax: 203-453-1183

Email: jodonnell@wilmingtontrust.com

with a copy to (which shall not constitute notice):

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attn: Ronald A. Hewitt

Tel: 212-841-1000

Email: rhewitt@cov.com

Section 25. Continuing Security Interest; Assignments Under the Notes. This Agreement shall create a continuing guaranty and continuing security interest in the Collateral and shall (a) continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Notes have terminated pursuant to their express terms and (ii) all of the Obligations (other than any contingent indemnification obligations not then due and payable) have been paid in full and no commitments of the Collateral Agent or the Noteholders which would give rise to any Obligations are outstanding, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted in Section 17 of the Notes, any Noteholder may assign or otherwise transfer all or any portion of its rights and obligations under the Notes to any permitted transferee, and such permitted transferee shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise.

Section 26. [Reserved].

Section 27. Release; Termination. (a) Upon any disposition of any item of Collateral of any Grantor as permitted by the Transaction Documents and receipt by the Collateral Agent of a written certification by the Company that such disposition or other event, as applicable, is not permitted under the terms of the Transaction Documents (which written certification the Collateral Agent shall be entitled to rely conclusively without further inquiry), then, in the case of the foregoing clause (i), the security interests granted under this Agreement by such Grantor in such Collateral or in the assets of such Subsidiary, as applicable, shall immediately terminate and automatically be released and, in the case of the foregoing clause (ii), Collateral Agent will, in each case and subject to the Intercreditor Agreement, promptly deliver at the Grantor’s request to such Grantor all notes and other instruments representing any Pledged Debt, Receivables or other Collateral so released, and Collateral Agent will, at such Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request in writing to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, that, no such documents shall be required unless such Grantor shall have delivered to the Collateral Agent, at least five Business Days prior to the date such documents are required by Grantor, or such lesser period of time agreed by the Collateral Agent, a written request for release describing the item of Collateral and the consideration to be received in the sale, transfer or other disposition and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent (which form shall be reasonably acceptable to the Collateral Agent) and a certificate of such Grantor to the effect that the transaction will be in compliance with the Transaction Documents.

(b) At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request in writing to evidence such termination. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of.

(c) The Noteholders irrevocably authorize the Collateral Agent to and the Collateral Agent shall upon receipt by the Collateral Agent of a written certification by the Company that such release or other event, as applicable, is not prohibited under the terms of the Transaction Documents (which written certification the Collateral Agent shall be entitled to rely conclusively without further inquiry):

(i) release any Lien on any property granted to or held by the Collateral Agent under any Transaction Document if required or otherwise approved, authorized or ratified in writing in accordance with the terms of the Transaction Documents, including pursuant to the Intercreditor Agreement;

(ii) release the Company or any Guarantor from its obligations under the Transaction Documents if such person (i) ceases to be a Subsidiary or (ii) becomes an Unrestricted Subsidiary, in each case, as a result of a transaction or designation permitted under the terms of the Transaction Documents; provided that no such release shall occur with respect to an entity that becomes an Unrestricted Subsidiary if the Company or any Guarantor continues to be a guarantor in respect of the ABL Facility unless and until each guarantor is (or is being simultaneously) released from its guarantee with respect to the ABL Facility;

(iii) release any Lien on any property granted to or held by the Collateral Agent under any Transaction Document on any assets that are excluded from the Collateral; and

(iv) enter into or amend an intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral.

(d) Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the Collateral Agent shall, upon receipt by the Collateral Agent of a written certification by the Company that such disposition or other event, as applicable, is not prohibited under the terms of the Transaction Documents (which written certification the Collateral Agent shall be entitled to rely conclusively without further inquiry), without notice to or vote or consent of, any Noteholder, take such actions as shall be reasonably requested in writing by the Company as necessary or desirable to release, or document the release, by the Collateral Agent, of the security interest in any Collateral being sold, disposed of or transferred in a transaction permitted by the Transaction Documents, in each case to a person other than the Company and its Subsidiaries, and to release any guarantee obligations under any Transaction Documents of any person being sold, disposed of or transferred to a person other than the Company or its Subsidiaries, or no longer required to provide a guaranty hereunder to the extent necessary to permit consummation of such sales or dispositions of assets in accordance with the Transaction Documents.

Section 28. Right of Setoff. If one or more Events of Default shall have occurred and be continuing, each Noteholder shall have the right, in addition to and not in limitation of any right which any such Noteholder may have under Applicable Law or otherwise, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other obligations at any time owing by such Noteholder to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement and the other Transaction Documents held by such Noteholder, irrespective of whether or not such Noteholder shall have made any demand under this Agreement or such other Transaction Document and although such obligations may be unmatured. The rights of each Noteholder under this Section 28 are in addition to other rights and remedies (including other rights of setoff) which such Noteholder may have. No Noteholder will, or will permit any of its successors or permitted assigns to, exercise its rights under this Section 28 without the consent of the Required Noteholders. ANY AND ALL RIGHTS TO REQUIRE THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE THE SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 29. Appointment and Administration by Collateral Agent.

(a) Each Noteholder hereby irrevocably designates and appoints Wilmington Trust, National Association as Collateral Agent under this Agreement and the other Transaction Documents and as Second Priority Representative under the Intercreditor Agreement. The general administration of this Agreement and the related security documents and instruments shall be by the Collateral Agent in its capacity as such and, with respect to the Intercreditor Agreement, as Second Priority Representative. By accepting the benefits of this Agreement and the other Transaction Documents, the Noteholders each hereby (a) irrevocably authorize the Collateral Agent (i) to enter into the Transaction Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Transaction Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (b) agrees and consents to all of the provisions of this Agreement and the Intercreditor Agreement. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Secured Parties in their capacity as such and no Secured Party (other than the Collateral Agent) shall be required to execute this Agreement as a party thereto. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Transaction Documents, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Transaction Documents or otherwise exist against the Collateral Agent.

(b) Any occasion requiring or permitting an approval, consent, discretion, waiver, election or other action on the part of the Noteholders, shall be taken by the Collateral Agent (upon receipt by the Collateral Agent from the Company of the Note Register, or certification of the Noteholders if the Company fails to provide such Note Register, in accordance with clause (m)), for and on behalf or for the benefit of all Secured Parties upon the direction of the Required Noteholders, and any such action shall be binding on all Secured Parties. The Collateral Agent, when acting on behalf of the Secured Parties, may execute any of its respective duties under this Agreement by or through any of its officers, agents and employees, and neither the Collateral Agent nor its respective directors, officers, agents or employees shall be liable to any other Secured Party for any action taken or omitted to be taken in good faith, or be responsible to any Noteholder for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of the Collateral Agent’s own gross negligence or willful misconduct. Neither the Collateral Agent nor its directors, officers, agents and employees shall in any event be liable to any Noteholder for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Noteholders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Collateral Agent nor any of its respective directors, officers, employees, or agents shall be: (i) responsible to any Noteholder for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Transaction Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by the Company or any Guarantor of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Transaction Documents; (iii) responsible to any other Secured Party for the state or condition of any properties of the Company, any Guarantor or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Company or any Guarantor; (iv) responsible to any Noteholder for the validity, enforceability, collectability, effectiveness or genuineness of this Agreement or any other Transaction Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any Noteholder for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

(c) The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Transaction Documents. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(d) Neither the Collateral Agent nor any of its directors, officers, employees, or agents shall have any responsibility to the Company or any Guarantor on account of the failure or delay in performance or breach by any other Secured Party of any of its respective obligations under this Agreement or any of the other Transaction Documents or in connection herewith or therewith.

(e) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them in good faith to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Company or any Guarantor), independent accountants and other experts selected by the Company or any Guarantor or any Secured Party. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless they shall first receive such advice or concurrence of the Required Noteholders as it deems appropriate or they shall first be indemnified to its satisfaction by the other Secured Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

(f) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Collateral Agent has actual knowledge of the same or has received notice from the Company or any Guarantor referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of event of default”. In the event that the Collateral Agent obtains such actual knowledge or receives such a notice, the Collateral Agent shall give prompt notice thereof to each of the other Secured Parties. Upon and during the occurrence of an Event of Default, the Collateral Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Noteholders.

Unless and until the Collateral Agent shall have received such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default as it shall deem advisable in the best interest of the Secured Parties. In no event shall the Collateral Agent be required to comply with any such directions to the extent that the Collateral Agent believes that its compliance with such directions would be unlawful.

(g) Each Secured Party (other than the Collateral Agent) acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on the financial statements prepared by the Company and the Guarantors and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Company and the Guarantors and has made its own decision to enter into this Agreement and the other Transaction Documents.

(h) Each of the Noteholders agrees to (a) reimburse the Collateral Agent and its Affiliates for such Secured Party’s Applicable Percentage of (i) any expenses and fees incurred by the Collateral Agent for the benefit of Secured Parties under this Agreement and any of the other Transaction Documents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Secured Parties, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Secured Parties and (ii) any expenses of any Collateral Agent incurred for the benefit of the Secured Parties that the Company or the Guarantors have agreed to reimburse pursuant to this Agreement or any other Transaction Document and have failed to so reimburse and (b) indemnify and hold harmless each Collateral Agent and any of its Affiliates, directors, officers, employees, or agents, on demand, in the amount of such Secured Party’s Applicable Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Secured Party in any way relating to or arising out of this Agreement or any of the other Transaction Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Transaction Documents to the extent not reimbursed by the Company or any Guarantor, including costs of any suit initiated by any Collateral Agent against any Secured Party (except such as shall have been determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the Collateral Agent); provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Secured Party in its capacity as such. The provisions of this Section 29(h) shall survive the repayment of the Obligations.

(i) It is understood and agreed that the Collateral Agent shall have the same rights and powers hereunder (including the right to give such instructions) as the other Noteholders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Company or any Guarantor, as though they were not the Collateral Agent.

The Collateral Agent and its Affiliates may engage in any kind of commercial or investment banking, trust, advisory or other business with the Company and its Affiliates as if it were not an Agent hereunder.

(j) The Collateral Agent may deem and treat a Noteholder party to this Agreement as Noteholder unless and until the Collateral Agent shall have received a notice of transfer of the Note held by such Noteholder.

(k) The Collateral Agent may resign at any time by giving thirty (30) Business Days’ prior written notice thereof to the other Secured Parties and the Company. Upon any such resignation of the Collateral Agent, the Required Noteholders shall have the right to appoint a successor Collateral Agent, which, so long as there is no Event of Default continuing, shall be reasonably satisfactory to the Company (whose consent in any event shall not be unreasonably withheld or delayed). If no successor Collateral Agent shall have been so appointed by the Required Noteholders and/or none shall have accepted such appointment within thirty (30) Business Days after the retiring Collateral Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent which shall be a person capable of complying with all of the duties of the Collateral Agent hereunder (in the opinion of the retiring Collateral Agent and as certified to the other Secured Parties in writing by such successor Collateral Agent) which, so long as there is no Event of Default continuing, shall be reasonably satisfactory to the Company (whose consent shall not in any event be unreasonably withheld or delayed). Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement.

After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of Section 22 of this Agreement and this Sections 29 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Collateral Agent under this Agreement.

(l) The Noteholders are not partners or co-venturers, and no Noteholder shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Collateral Agent) authorized to act for, any other Noteholder.

(m) For purposes of the general administration of this Agreement, the Intercreditor Agreement and any related security documents and instruments, the Company agrees to promptly upon request therefor, deliver to the Collateral Agent a copy of a register of Noteholders (the “Note Register”) setting forth the identity and contact information of each of the Noteholders at the relevant time, the aggregate principal amount of the Notes held by each such Noteholder at such time and the aggregate principal amount of Notes then outstanding (which Note Register the Collateral Agent shall be entitled to rely conclusively without further inquiry). In the event that the Company fails to promptly provide a copy of the Note Register, the Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, on written information provided by any Person purporting to be a Noteholder and setting forth the aggregate principal amount of Notes held by such Person.

Section 30. Agency for Perfection. Each Noteholder hereby appoints each other Noteholder as agent for the purpose of perfecting Liens for the benefit of the Collateral Agent and the Noteholders, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America can be perfected only by possession or control. Should any Noteholder (other than the Collateral Agent) obtain possession or control of any such Collateral, such Noteholder shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

Section 31. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or pdf shall be effective as delivery of an original executed counterpart of this Agreement.

Section 32. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 33. Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City in the borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Grantor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section 24 of this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Collateral Agent or any Secured Party in the negotiation, administration, performance or enforcement thereof.

Section 34. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control. Notwithstanding anything herein to the contrary, any provision hereof that requires any Grantor to (a) deliver any Collateral to the Collateral Agent or (b) cause the Collateral Agent to have Control over such Collateral may be satisfied prior to the Maturity Date by (i) the delivery of such Collateral by such Grantor to the Collateral Agent for the benefit of itself and the Noteholders and (ii) providing that the Collateral Agent be provided with Control with respect to such Collateral of such Grantor for the benefit of the itself and the other Secured Parties. Until the First Priority Obligations Payment Date with respect to ABL Priority Collateral, the delivery of any ABL Priority Collateral to the ABL Agent pursuant to the ABL Loan Documents shall satisfy any delivery requirement hereunder or under any other Transaction Document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Grantor and Guarantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

EASTMAN KODAK COMPANY

By:
Name:
Title:

Address for Notices:

Eastman Kodak Company 345 State Street
Rochester, NY 14650

EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
LASER-PACIFIC MEDIA CORPORATION QUALEX INC.

By:
Name:
Title:

Address for Notices:

c/o Eastman Kodak Company 345 State Street
Rochester, NY 14650

[Signature Page to Guaranty and Collateral Agreement (Secured Convertible Notes)]

KODAK PHILIPPINES, LTD.
NPEC INC.

By:
Name:
Title:

Address for Notices:

c/o Eastman Kodak Company 345 State Street
Rochester, NY 14650

[Signature Page to Guaranty and Collateral Agreement (Secured Convertible Notes)]

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:
Title:

Address for Notices:

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: Kodak Notes Administrator

Fax: (203) 453-1183

with a copy to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attn: Ronald A. Hewitt

Fax: (212) 841-1010

[Signature Page to Guaranty and Collateral Agreement (Secured Convertible Notes)]

C2W PARTNERS MASTER FUND LIMITED
By: Southeastern Asset Management, Inc., Acting as Investment Advisor

By:
Name:
Title:

Address for Notices:

c/o Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900,
Memphis, TN 38119
Attention: Andrew R. McCarroll
Email: amccarroll@SEasset.com
Facsimile: (901) 260-0885

LONGLEAF PARTNERS SMALL-CAP FUND

By: Southeastern Asset Management, Inc., Acting as Investment Advisor

By:
Name:
Title:

Address for Notices:

c/o Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900,
Memphis, TN 38119
Attention: Andrew R. McCarroll
Email: amccarroll@SEasset.com
Facsimile: (901) 260-0885

[Signature Page to Guaranty and Collateral Agreement (Secured Convertible Notes)]

DESERET MUTUAL PENSION TRUST

By: Southeastern Asset Management, Inc., Acting as Investment Advisor

By:
Name:
Title:

Address for Notices:

c/o Southeastern Asset Management, Inc.
6410 Poplar Avenue, Suite 900,
Memphis, TN 38119
Attention: Andrew R. McCarroll
Email: amccarroll@SEasset.com
Facsimile: (901) 260-0885

[Signature Page to Guaranty and Collateral Agreement (Secured Convertible Notes)]

ATTACHMENT 1

CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“ABL Agent” has the meaning set forth in the Intercreditor Agreement.

“ABL Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 26, 2016 (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof), among Company, the lenders party thereto and Bank of America, N.A., as ABL Agent.

“ABL Loan Documents” has the meaning set forth in the Intercreditor Agreement.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Account” has the meaning set forth in the UCC.

“Account Collateral” has the meaning set forth in Section 2(f) of this Agreement.

“Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Collateral Agent, establishing Control of a deposit account or securities account, in each case as required pursuant to the terms of this Agreement, by either the Collateral Agent or the ABL Agent, subject to the terms of the Intercreditor Agreement.

“Additional Grantor” has the meaning set forth in Section 23(b) of this Agreement.

“Affiliate” means, with respect to a specific person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agreement” means this Guarantee and Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Law” means, as to any person, all statutes, rules, regulations, orders or other requirements having the force of law and applicable to such person, and all court orders and injunctions, and/or similar rulings and applicable to such person, in each case of or by any Governmental Authority, or court, or tribunal which has jurisdiction over such person, or any property of such person.

“Applicable Percentage” means with respect to any Noteholder at any time, the percentage (carried out to the fourth decimal place) of the outstanding principal amount of Notes held by such Noteholder at such time to the aggregate outstanding principal amount of Notes outstanding held by all Noteholders at such time.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

Attachment 1-1

“Capital Expenditures” means, without duplication, any expenditure of money for any purchase or other acquisition of any asset which, in conformity with GAAP, would be required to be classified as a capital expenditure on the consolidated statement of cash flows of the Company and its Restricted Subsidiaries; provided, that, the term “Capital Expenditures” shall not include (i) any additions to property, plant and equipment and other expenditures made in connection with the replacement, substitution, restoration, repair or improvement of assets to the extent made with (w) the proceeds of equity issuances of, or capital contributions to, the Company, (x) Indebtedness borrowed (excluding borrowings under the ABL Agreement) by the Company, any Guarantor or any Restricted Subsidiary in connection with such capital expenditures, (y) the proceeds from any casualty insurance or condemnation or eminent domain paid on account of the loss of or damage to the assets being replaced, substituted, restored, repaired or improved, to the extent that the proceeds therefrom are utilized or committed to be utilized for capital expenditures within twelve (12) months of the receipt of such proceeds and (if so committed) are so utilized within eighteen (18) months of the receipt of such proceeds, or (z) the proceeds from any sale or other disposition of the Company’s or any Restricted Subsidiary’s assets (other than assets consisting of Accounts and the proceeds thereof), to the extent that the proceeds therefrom are utilized or committed to be utilized for capital expenditures within twelve (12) months of the receipt of such proceeds and (if so committed) are so utilized within eighteen (18) months of the receipt of such proceeds, (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment solely to the extent of the amount of such purchase price reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) expenditures that constitute operating lease expenses in accordance with GAAP, (iv) expenditures that constitute permitted acquisitions or other investments that consist of the purchase of a business unit, line of business or a division of a person or all or substantially all of the assets of a person, (v) any expenditures which are paid by a third party or which are contractually required to be, and are, reimbursed to the Company and the Guarantors in cash by a third party (including landlords) during such period of calculation or (vi) any non-cash capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of the Company and the Restricted Subsidiaries.

“Capital Lease Obligations” means, with respect to any person for any period, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP. For the avoidance of doubt, operating leases shall also be accounted for in accordance with GAAP in effect as of the date hereof, provided that any such obligations that are be required to be classified and accounted for as an operating lease under GAAP as existing on the date hereof that are recharacterized as capital leases due to a change in GAAP after the date hereof shall not be treated as Capital Lease Obligations for any purpose under this Agreement, but instead shall be accounted for as if they were operating leases for all purposes under this Agreement (other than provisions relating to the preparation or delivery of financial statements) as determined under GAAP in effect on the date hereof.

“Cash Control Implementation Date” has the meaning set forth in Section 5(f) of this Agreement.

Attachment 1-2

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended from time to time.

“Closing Date” has the meaning set forth in the Notes.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Collateral Agent” has the meaning set forth in the preamble of this Agreement.

“Company” means Eastman Kodak Company, a New Jersey Corporation.

“Company Obligations” has the meaning set forth in Section 1(a) of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power or by contract. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means any Controlled DDA Account or Controlled Lock Box Account.

“Controlled DDA Account” has the meaning set forth in Section 5(f) of this Agreement.

“Controlled Lock Box Account” has the meaning set forth in Section 5(f) of this Agreement.

“Currency and Commodity Hedging Agreement” means any foreign currency exchange agreement, commodity price protection agreement or other currency exchange rate or commodity price hedging arrangement.

“DDAs” means any checking, savings or other demand deposit accounts maintained by the Company or any Guarantor.

“Disbursement Accounts” means the deposit accounts (other than Excluded Accounts) used by the Company or any Guarantor for disbursements and payments (other than payroll) in the ordinary course of business; provided, that, in no event shall the aggregate amount on deposit in the Disbursement Accounts exceed the estimated amount expected for disbursement and payments by the Company or such Guarantor and any fees in respect of such amount.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) except as set forth in the proviso hereto, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the 91st day after the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Maturity Date; provided, that (i) only the portion of the Equity Interests that so mature or are mandatorily redeemable are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be

Attachment 1-3

Disqualified Stock; (ii) if such Equity Interests are issued to any plan for the benefit of employees of the Company or any Restricted Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or any Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and (iii) such Equity Interest may by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) become mandatorily redeemable or redeemable at the option of the holder thereof upon the occurrence of a change in control or disposition subject to payment in full in cash of all Obligations (other than contingent indemnification obligations not then due and owing).

“Domestic Subsidiary” means any Subsidiary of the Company that is not a Foreign Subsidiary.

“Eligible Cash” has the meaning set forth in the ABL Agreement.

“Equipment” has the meaning set forth in Section 2(a) of this Agreement.

“Equity Interests” means, as to any person, all of the authorized shares of capital stock of (or other ownership or profit interests in) such person, including all classes of common and preferred capital stock, all of the warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase of acquisition from such person of such shares (or such other interests), and all of the other ownership or profit interests in such person (including partnership, membership or trust interests therein), rights to receive distributions of cash and other property, and to receive allocations of items of income, gain, loss, deductions and credit and similar items from such person, whether voting or nonvoting, whether or not such interests include rights entitling the holder thereof to exercise control over such person, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, that, notwithstanding the foregoing, no Indebtedness shall constitute Equity Interests.

“Event of Default” has the meaning set forth in the Notes.

“Excluded Accounts” means any and all of the (i) payroll, employee benefits, healthcare, escrow, fiduciary, defeasance, redemption, trust, tax and other similar accounts, (ii) “zero balance” accounts from which balances are swept daily to a Controlled Account, (iii) other accounts prohibited by Applicable Law from being pledged to, or having a security interest therein granted to, a third party and (iv) other accounts of the Company or any Guarantor (other than DDAs and other accounts into which customer or other third party payments in respect of the Collateral are scheduled to be or regularly made) with aggregate balances for all such accounts under this clause (iv) of less than $5,000.

“Excluded Property” has the meaning set forth in Section 2(m) of this Agreement.

“Financial Officer” of any person (other than a natural person) means the chief financial officer, president, chief executive officer, treasurer or controller or any other officer of such person designated or authorized by any of the foregoing.

Attachment 1-4

“First Priority Obligation Payment Date” has the meaning set forth in the Intercreditor Agreement.

“Fiscal Quarter” means each three-month period of the Company ending on March 31, June 30 or December 31 of any year.

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or other, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” has the meaning set forth in the Preamble of this Agreement.

“Guarantee” of or by any person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that, the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any contractual arrangement, including, but not limited to, any acquisition, Capital Expenditure, investment or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee by a person shall be deemed to be an amount equal to the stated amount or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Guarantors” means each Grantor other than the Company.

“Guarantor Obligations” has the meaning set forth in Section 1(a)(i) of this Agreement.

“Hedging Agreement” means any Currency and Commodity Hedging Agreement or Interest Rate Hedging Agreement.

Attachment 1-5

“Immaterial Foreign Subsidiary” means each Restricted Subsidiary that is a Foreign Subsidiary designated in writing by the Company to the Collateral Agent as an Immaterial Foreign Subsidiary; provided, that, (a) an Immaterial Foreign Subsidiary shall not at the time of designation have net sales for any Fiscal Quarter or total assets as of the last day of any Fiscal Quarter in an amount that is equal to or greater than 5.0% of the net sales or total sales, as applicable, of the Company and its Restricted Subsidiaries for, or as of the last day of, such Fiscal Quarter determined as of the date of the most recent annual audited or quarterly unaudited financial statements required to be delivered pursuant to Section 4.4 of the Notes, as the case may be, and (b) Immaterial Foreign Subsidiaries, when taken together with all other Immaterial Foreign Subsidiaries, at the time of designation shall not have net sales for any Fiscal Quarter or total assets as of the last day of any Fiscal Quarter in an amount that is equal to or greater than 5.0% of the net sales or total assets, as applicable, of the Company and its Restricted Subsidiaries for, or as of the last day of, such Fiscal Quarter determined as of the date of the most recent annual audited or quarterly unaudited financial statements required to be delivered pursuant to Section 4.4 of the Notes; provided, that, if for any subsequent Fiscal Quarter the conditions above would not be met if the Company were designating such Subsidiary as an Immaterial Foreign Subsidiary at such time, the Company will promptly designate in writing to the Collateral Agent the Foreign Subsidiaries which will cease to be treated as “Immaterial Foreign Subsidiaries” in order to comply with the foregoing conditions.

“Indebtedness” of any person means, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property acquired by such person, (d) all obligations of such person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and accrued expenses and (ii) any earn-out obligations, except to the extent not paid after becoming due and payable or such obligations appear as a liability on the balance sheet of such person in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, but only to the extent of such Lien, and only to the extent of the lesser of the fair market value of the property secured by the Lien and the amount of Indebtedness, (f) all Guarantees by such person of Indebtedness set forth in subclauses (a)-(e) and (g)-(k), (g) all Capital Lease Obligations of such person, (h) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances, (j) the obligations of such person in respect of any Hedging Agreement and (k) all Disqualified Stock of such person. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor (but only for the portion so liable). For purposes of determining Indebtedness, (x) the “principal amount” of the obligations of any person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such person would be required to pay if such Hedging Agreement were terminated at such time and (y) in no event shall obligations under any Hedging Agreement be deemed “Indebtedness” for calculating any financial ratio (or component thereof).

Attachment 1-6

“Indemnified Party” has the meaning set forth in Section 22(a) of this Agreement.

“Initial Collateral” has the meaning set forth in Section 2(m) of this Agreement.

“Initial Pledged Debt” has the meaning set forth in Recital (3) of this Agreement.

“Intellectual Property” means all intellectual property of the Company and its Subsidiaries, including:

(a) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto;

(b) all trademarks, service marks, uniform resource locators, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby;

(c) all copyrights, including copyrights in computer software, internet web sites and the content thereof, whether registered or unregistered; all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including industrial designs and mask works;

(d) except as set forth above, all registrations and applications for registration for any of the foregoing, including those registrations and applications for registration, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(e) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary; and

(f) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.

Attachment 1-7

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of even date herewith, among the Collateral Agent, Bank of America, N.A., as ABL Agent, the Company and the Guarantors.

“Interest Rate Hedging Agreement” means any interest rate protection agreement or other interest rate hedging arrangement.

“Inventory” has the meaning set forth in Section 2(b) of this Agreement.

“Investment Property” has the meaning set forth in Section 2(d)(vi) of this Agreement.

“L/C Cash Deposit Account” has the meaning set forth in Recital (5) of this Agreement.

“Lien” has the meaning set forth in the Notes.

“Lock Box” means those lock boxes that are maintained by the Grantors as of the Closing Date, as set forth in Schedule II.

“Lock Box Agreement” means, with respect to any Lock Box established by a Grantor, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, establishing Control of such Lock Box by the ABL Agent or the Collateral Agent, in accordance with this Agreement and the Intercreditor Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Company and any person whose accounts are consolidated with the accounts of the Company in accordance with GAAP, taken as a whole, (b) the rights and remedies of the Collateral Agent or any Noteholder under any Transaction Document or (c) the ability of the Company or any Guarantor to perform its obligations under any Transaction Document to which it is a party.

“Material First-Tier Foreign Subsidiary” means any Foreign Subsidiary or Qualified CFC Holding Company that is owned directly by or on behalf of the Company or any Guarantor and is not an Immaterial Foreign Subsidiary.

“Maturity Date” has the meaning set forth in the Notes.

“Noteholders” has the meaning set forth in the Recitals to this Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the date hereof, by and among the Company, the Noteholders and Collateral Agent (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Note Register” has the meaning set forth in Section 29(m) of this Agreement.

“Notes” means each of the Notes referred to in the Note Purchase Agreement.

“Obligations” has the meaning set forth in Section 1(a)(iii) of this Agreement.

“Permitted Lien” has the meaning set forth in the Notes.

Attachment 1-8

“Pledged Debt” has the meaning set forth in Section 2(d)(iv) of this Agreement.

“Pledged Cash Account (Eligible Cash)” has the meaning set forth in Recital (6) to this Agreement.

“Pledged Deposit Accounts” has the meaning set forth in Recital (4) of this Agreement.

“Qualified CFC Holding Company” means any Domestic Subsidiary that has no material assets other than Equity Interests in one or more Subsidiaries that are CFCs.

“Receivables” has the meaning set forth in Section 2(c) of this Agreement.

“Related Contracts” has the meaning set forth in Section 2(c) of this Agreement.

“Requirement of Law” means, as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Required Noteholders” means (i) prior to the Closing Date, each purchaser entitled to purchase Notes pursuant to the terms of the Note Purchase Agreement, and (ii) on or after the Closing Date, holders of at least a majority of aggregate principal amount of Notes then outstanding.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. Unless otherwise specified, any references herein to a “Restricted Subsidiary” shall refer to a Restricted Subsidiary of the Company.

“Second Priority Representative” shall have the meaning set forth in the Intercreditor Agreement.

“Secured Parties” means any of the Collateral Agent and the Noteholders, as well as any other holder of Obligations.

“Security Agreement Supplement” has the meaning set forth in Section 23(b) of this Agreement.

“Security Collateral” has the meaning set forth in Section 2(d) of this Agreement.

“Subagent” has the meaning set forth in Section 19(b) of this Agreement.

“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power to elect a majority of the board of directors or other managers thereof or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of

Attachment 1-9

such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” shall mean a Subsidiary of the Company. For the avoidance of doubt, a variable interest entity shall not constitute a subsidiary.

“Transaction Documents” has the meaning set forth in the Note Purchase Agreement.

“UCC” has the meaning set forth in Recital (9) to this Agreement.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company designated by the board of directors (or equivalent governing body) of the Company as an Unrestricted Subsidiary pursuant to the terms of the ABL Loan Documents and (b) any Subsidiary of an Unrestricted Subsidiary.

“US Cash” has the meaning set forth in the ABL Agreement.

Attachment 1-10

EXHIBIT D

FORM OF TA LETTER

EASTMAN KODAK COMPANY

343 State Street

Rochester, New York 14650

May [•], 2019

Computershare Inc.

Computershare Trust Company

N.A. Transfer Agent and Registrar

ATTN: Janet Moor

250 Royall Street

Canton, MA 02021

Re:	Reservation of Common Stock for Issuance

Dear Ms. Moor:

Eastman Kodak Company, a New Jersey corporation (the “Company”), hereby instructs you to reserve 31,497,850 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), from authorized but unissued shares of Common Stock in a reserve account entitled “5.00% Secured Convertible Notes” for issuance upon conversion of the 5.00% Secured Convertible Notes (the “Notes”).

The reservation of the Conversion Shares for issuance upon conversion of the Preferred Stock was authorized and approved by the Board of Directors of the Company on May 20, 2019.

If you need any further information, please do not hesitate to call me. Thank you for your assistance to this matter.

[Signature Page Follows]

Very truly yours,

EASTMAN KODAK COMPANY

By:
Name:
Title:

[Signature Page to Letter to Transfer Agent Reserving Common Stock]